UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Pineapple Energy Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

PINEAPPLE ENERGY INC.
10900 Red Circle Drive

Minnetonka, Minnesota 55343

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 7, 2022

Dear Shareholders:

You are cordially invited to attend the 2022 Annual Meeting of Shareholders of Pineapple Energy Inc. (“we,” “us” or the “Company”), on Wednesday, December 7, 2022, beginning at 9:00 a.m., Central Time, for the following purposes:

1.	To elect seven directors to the Board to serve until their respective successors have been elected and qualified;

2.	To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2022;

3.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 37,500,000 to 75,000,000;

4.	To approve the Pineapple Energy Inc. 2022 Employee Stock Purchase Plan;

5.	To approve amendments to the Pineapple Energy Inc. 2022 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the 2022 Equity Incentive Plan, and the number of shares that can be issued as incentive stock options under the 2022 Equity Incentive Plan, from 750,000 to 1,250,000;

6.	To approve the issuance of up to $20.0 million of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of up to 20% below the market price of the Company’s common stock in accordance with Nasdaq Listing Rule 5635(d);

7.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to remove the supermajority voting requirement for reclassification of securities (including any combination of shares or reverse stock split), or recapitalization or reorganization of the Company; and

8.	To approve one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting.

The Annual Meeting will be a virtual meeting of shareholders.

Except with respect to shares allocated to you as a participant in the Company’s Employee Stock Ownership Plan (“ESOP”), you may attend the online meeting and vote your shares electronically during the Annual Meeting via the internet by visiting: www.virtualshareholdermeeting.com/PEGY2022. You will need the 16-digit control number pin that is printed on your notice of internet availability of proxy materials (“Notice of Internet Availability of Proxy Materials”) or the box marked by the arrow on your proxy card or on the voting instructions that accompanied your proxy materials. We recommend that you log in at least fifteen minutes before the start of the Annual Meeting to ensure that you are logged in when the Annual Meeting starts.

Please note that if you hold shares of common stock through the ESOP, your voting instructions for these shares must be received by 11:59 p.m. Eastern Time on December 4, 2022. You may not vote the shares of common stock allocated to you through the ESOP electronically during the Annual Meeting.

The board of directors has fixed October 18, 2022 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of shares of our common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, we had [●] shares of common stock outstanding and entitled to vote.

By Order of the Board of Directors,

Roger H.D. Lacey, Chairman

Minnetonka, Minnesota
Dated: October [25], 2022

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS:

Copies of this Notice, the Proxy Statement following this Notice and the Annual Report to Shareholders are available at www.proxyvote.com

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

PINEAPPLE ENERGY INC.
PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING

This Proxy Statement is furnished to the shareholders of Pineapple Energy Inc. (“we,” “us” or the “Company”) beginning October [25], 2022 in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders that will be held virtually on Wednesday, December 7, 2022 beginning at 9:00 a.m., Central Time, or at any adjournment or adjournments thereof.

On March 28, 2022, the Company, formerly known as Communications Systems, Inc. (“CSI”), completed its previously-announced merger transaction with Pineapple Energy LLC (“Pineapple LLC”), whereby Pineapple LLC became a wholly-owned subsidiary of the Company (the “Merger”).

How can I attend the virtual Annual Meeting?

The Annual Meeting will be online and a completely virtual meeting of shareholders due to the ongoing public health impact of the coronavirus (COVID-19) pandemic. This decision was made in light of the protocols that federal, state, and local governments have imposed or may impose in the near future and taking into account the health and safety of our shareholders, directors and members of management, as well as our desire to allow shareholders to participate in the Annual Meeting wherever they may be located.

All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares by internet, telephone or signing and returning the enclosed proxy or other voting instruction form.

Please note that if you hold shares of common stock through the Employee Stock Ownership Plan (“ESOP”), your voting instructions for these shares must be received by 11:59 p.m. Eastern Time on December 4, 2022. You may not vote the shares of common stock allocated to you through the ESOP electronically during the Annual Meeting.

To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or the proxy card or the voting instructions that accompanied your proxy materials. Please have your 16-digit control number readily available and log on to the Annual Meeting by visiting www.virtualshareholdermeeting.com/PEGY2022 and entering your 16-digit control number. If you are a participant in the ESOP, you may attend the Annual Meeting as a guest by visiting the same website and logging in as a guest. If you are attending as a guest, you will not need a control number. The Annual Meeting will begin promptly at 9:00 a.m. Central Time on December 7, 2022.

The internet address to attend and vote at the Annual Meeting is
www.virtualshareholdermeeting.com/PEGY2022

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting. We recommend that you log in at least ten minutes before the Annual Meeting.

What is the purpose of the meeting?

At our Annual Meeting, shareholders will act upon the matters disclosed in the notice of 2022 Annual Meeting of Shareholders that accompanies this proxy statement. These include:

●	To elect seven directors to the Board to serve until their respective successors have been elected and qualified (the “Election of Directors Proposal”);

●	To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2022 (the “Auditor Ratification Proposal”);

●	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 37,500,000 to 75,000,000 (the “Authorized Share Amendment Proposal”);

●	To approve the Pineapple Energy Inc. 2022 Employee Stock Purchase Plan (the “ESPP Proposal”);

●	To approve amendments to the Pineapple Energy Inc. 2022 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the 2022 Equity Incentive Plan, and the number of shares that can be issued as incentive stock options under the 2022 Equity Incentive Plan, from 750,000 to 1,250,000 (the “Plan Amendments Proposal”);

●	To approve the issuance of up to $20.0 million of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of up to 20% below the market price of the Company’s common stock in accordance with Nasdaq Listing Rule 5635(d) (the “Private Placement Proposal”);

●	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to remove the supermajority voting requirement for reclassification of securities (including any combination of shares or reverse stock split), or recapitalization or reorganization of the Company in Article IX, Section 3 (the “Reclassification Amendment Proposal”); and

●	To approve one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting (the “Adjournment Proposal”).

How does the Board recommend that I vote?

The Board of Directors named in this proxy statement recommends a vote:

●	FOR the Election of Directors Proposal;

●	FOR the Auditor Ratification Proposal;

●	FOR the Authorized Share Amendment Proposal;

●	FOR the ESPP Proposal;

●	FOR the Plan Amendments Proposal;

●	FOR the Private Placement Proposal;

●	FOR the Reclassification Amendment Proposal;

●	FOR the Adjournment Proposal; and

●	To transact any other business that may properly come before the meeting.

Who is entitled to vote at the meeting?

If you were a shareholder of record at the close of business on October 18, 2022 (the “record date”), you are entitled to vote at the meeting. As of the record date, [●] shares of common stock were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are the “shareholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of those shares, and your shares are held in street name.

What are the voting rights of the shareholders?

Holders of common stock are entitled to one vote per share. Therefore, a total of [●] votes are entitled to be cast at the meeting. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The holders of a majority of all shares outstanding and entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

What if I do not specify a voting choice for a proposal when returning a proxy?

Proxies or other voting instruction forms that are signed and returned without voting instructions will be voted in accordance with the recommendations of the Company’s board of directors. The Company’s board of directors unanimously recommends that shareholders vote FOR each proposal presented at the Annual Meeting.

How are proxies solicited and what is the cost?

The Company will bear all expenses incurred in connection with the solicitation of proxies and printing, filing and mailing this proxy statement. The Company will be solely responsible for the costs of the solicitation.

Additionally, some of our directors, officers and regular employees may solicit proxies personally or by telephone, letter, facsimile or email. These directors, officers and employees will not be paid additional remuneration for their efforts but may be reimbursed for out-of-pocket expenses incurred in connection therewith. We will request brokers, custodians, nominees and other record holders to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse theses holders for their reasonable out-of-pocket expenses.

How do I vote my shares?

If you are a shareholder of record, you may give a proxy to be voted at the meeting either:

●	electronically, by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card; or

●	if you received printed proxy materials, you may also vote by mail or telephone as instructed on the proxy card.

If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions in the Notice of Internet Availability of Proxy Materials or, if you received printed proxy materials, you may also vote by mail or telephone by following the instructions in the voting instruction card provided to you by your broker, bank, trustee or nominee.

The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card?

It means you hold shares of our common stock in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card or, if you vote by telephone or via the Internet, vote once for each proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials you receive.

What vote is required for the proposals to be approved?

The following sets forth the votes that are required from the holders of common stock to approve each of the proposals, and the impact of abstentions and broker non-votes:

Proposal Number	Proposal	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
1	Election of Directors Proposal	Directors will be elected by a plurality of the votes cast. The nominees receiving the most FOR votes will be elected.	Withhold and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

2	Auditor Ratification Proposal	FOR votes by at least a majority of the number of shares of common stock entitled to vote and represented at the meeting.	Abstentions will have the same effect as votes cast AGAINST the proposal. There should not be any broker non-votes with respect to this proposal.

3	Authorized Share Amendment Proposal	FOR votes by at least a majority of the outstanding shares of common stock.	Abstentions and broker non-votes will have the same effect as votes cast AGAINST the proposal.

4	ESPP Proposal	FOR votes by at least a majority of the number of shares of common stock entitled to vote and represented at the meeting.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.

5	Plan Amendments Proposal	FOR votes by at least a majority of the number of shares of common stock entitled to vote and represented at the meeting.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.

6	Private Placement Proposal	FOR votes by at least a majority of the number of shares of common stock entitled to vote and represented at the meeting.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.

7	Reclassification Amendment Proposal	FOR votes by at least two-thirds of the outstanding shares of common stock.	Abstentions and broker non-votes will have the same effect as votes cast AGAINST the proposal.

8	Adjournment Proposal	FOR votes by at least a majority of the number of shares of common stock entitled to vote and represented at the meeting.	Abstentions will have the same effect as votes cast AGAINST the proposal. There should not be any broker non-votes with respect to this proposal.

If you are a participant in the ESOP and do not vote the shares allocated to you in the ESOP, your shares will be voted at the Annual Meeting according to the provisions of the ESOP, which provide that the trustees will vote these shares on each proposal in the same proportion as all shares of common stock allocated to ESOP participants for which voting instructions were received and were voted on that proposal.

How are votes counted?

Shareholders may either vote FOR or WITHHOLD authority to vote on each nominee in the election of directors. Shareholders may vote FOR, AGAINST or ABSTAIN on Proposals 2 through 8.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you WITHHOLD authority to vote for one or more directors, or if you ABSTAIN from voting on any of the other proposals, it will have the effect noted in the table above.

If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be present at the meeting for determining whether a quorum exists, but are not considered entitled to vote on the proposal in question.

We understand that Proposals 2 and 8 are considered “routine” proposals under New York Stock Exchange rules. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on such proposals, even if the broker or other nominee does not receive voting instructions from you.

As a result, we do not anticipate any broker non-votes with respect to Proposals 2 and 8. With respect to Proposals 1, 3, 4, 5, 6 and 7, your broker or nominee may not vote your shares without receiving voting instructions from you.

What if I do not specify a choice for a matter when returning a proxy?

Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your shares:

●	FOR the Election of Directors Proposal;

●	FOR the Auditor Ratification Proposal;

●	FOR the Authorized Share Amendment Proposal;

●	FOR the ESPP Proposal;

●	FOR the Plan Amendments Proposal;

●	FOR the Private Placement Proposal;

●	FOR the Reclassification Amendment Proposal; and

●	FOR the Adjournment Proposal.

If any other matters come up for a vote at the meeting, the proxy holders will vote the shares they are entitled to vote, according to the recommendations of the Board of Directors or, if there is no recommendation, at their own discretion.

May I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

●	by sending a written notice of revocation to our Corporate Secretary;

●	by submitting another properly signed proxy card at a later date to our Corporate Secretary; or

●	by submitting another proxy by telephone or via the Internet at a later date.

If you are a street name holder, please consult your broker, bank, trustee or nominee for instructions on how to change your vote.

Unless you are a participant in the ESOP, you can also change your proxy by voting at the meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?

Under rules of the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials to our shareholders by providing access to these documents on the Internet instead of mailing printed copies. In general, you will not receive printed copies of the materials unless you request them. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet. If you would like to receive a paper copy or e-mail copy of the proxy materials, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.

What is the deadline for submitting a shareholder proposal for the 2023 annual meeting?

Any shareholder proposal that is intended to be included in the proxy statement for our 2023 Annual Meeting of Shareholders must be received by us at our principal executive offices no later than June [27], 2023, which is 120 calendar days prior to the anniversary of this year’s proxy distribution date. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

In addition, our Bylaws contain advance notice provisions requiring a shareholder who wishes to present a proposal or nominate directors at our next Annual Meeting of Shareholders (which proposal is not intended to be included in the proxy statement for such meeting) to comply with certain requirements, including providing timely written notice thereof in accordance with our Bylaws. To be timely for our 2023 Annual Meeting of Shareholders, any such proposal must be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than October 23, 2023 and not earlier than September 23, 2023, which days are not less than 45 days nor more than 75 days prior to the 2022 Annual Meeting date.

If our 2023 Annual Meeting of Shareholders is subsequently advanced or delayed by more than 30 calendar days from the date of the 2022 Annual Meeting, we intend to notify shareholders of such change and the new dates and deadlines referred to above.

How can a shareholder get a copy of the Company’s 2021 Form 10-K?

We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2021, including the consolidated financial statements (and excluding exhibits, which are available for a reasonable fee), by written request to our Corporate Secretary, 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Our Form 10-K is also available on our website in the “Investor Relations—SEC Filings” section of our website at www.pineappleenergy.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS proposAL

The Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has nominated seven directors for election at the Annual Meeting: Marilyn Adler, Thomas J. Holland, Scott Honour, Roger H.D. Lacey, Randall D. Sampson, Kyle Udseth and Michael R. Zapata. If elected, each of the seven nominees will hold office until the next Annual Meeting of Shareholders and the election of his or her successor. All of the nominees currently are serving as our directors. Each nominee agreed to be named in this proxy statement and to serve if elected.

Proxies cannot be voted for a greater number of persons than seven, which is the number of nominees named in this proxy statement. Unless otherwise instructed, the persons named as proxies will vote all proxies received for the election of each of the nominees.

Summarized below is certain information concerning the persons who are nominated by the Board for election to the Board, including a brief account of the education and business experience during at least the past five years. There are no family relationships between any director, executive officer, or person nominated to become a director.

Marilyn Adler, age 57, has served on our Board of Directors since March 2022. Ms. Adler is a founder of Mizzen Capital, a private credit fund, and has been a Managing Partner there since March 2019. Prior to launching Mizzen Capital, Ms. Adler held senior management roles with several Small Business Investment Company (“SBIC”) funds, including Medley SBIC LP from September 2012 to March 2019, Sunrise Equity Partners LP from September 2003 to September 2012 and Hudson Venture Partners LP from 1997 to 2002. Prior to that, she worked at Teachers Insurance and Annuity Association, a Fortune 100 financial services organization, in the fixed income group from September 1991 to June 1994 and at Donaldson, Lufkin & Jenrette, an investment bank, from September 1987 to June 1989. Ms. Adler was also a Board Member of the Small Business Investor Alliance from 2014 to 2019. Ms. Adler earned an MBA from The Wharton School of the University of Pennsylvania in 1991 and a B.S. with distinction from Cornell University in 1987. We believe that Ms. Adler is qualified to serve on our Board of Directors due to her business and management experience.

Thomas J. Holland, age 60, has served on our Board of Directors since March 2022. Mr. Holland is currently the Chief Operating Officer of Homebound Inc., a California-based housing company, and has been in such role since November 2021. He was previously a partner at Bain & Company, Inc., a management consulting firm, (“Bain & Company”) from September 2018 to November 2021. From December 2016 to December 2017, Mr. Holland was the CEO of Century Snacks, LLC, a California-based food manufacturing company. From March 2014 to December 2015, Mr. Holland served as the President of SunRun Inc., a provider of residential solar panels and home batteries (“SunRun”), and he was the Chief Operating Officer of SunRun from August 2013 to March 2014. Prior to that, he was a partner at Bain & Company from December 1989 to July 2013. Mr. Holland holds a B.S. in Civil Engineering from the University of California, Berkeley and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Holland is qualified to serve on our Board of Directors due to his management experience across a variety of industries.

Scott Honour, age 56, has served on our Board of Directors since March 2022. Mr. Honour is Managing Partner of Northern Pacific Group, a Wayzata, Minnesota based private equity firm, where he has served since 2012. Mr. Honour also serves as Chairman of Perception Capital Corp. II (Nasdaq: PCCT). From 2002 to 2012, he was Senior Managing Director of The Gores Group, a Los Angeles based private equity firm with $4 billion of capital under management. Prior to that, Mr. Honour was a Managing Director at UBS Investment Bank from 2000 to 2002 and an investment banker at DLJ from 1991 to 2000. He began his career at Trammell Crow Company in 1988. Mr. Honour also co-founded YapStone, Inc. in 1999. Mr. Honour holds a BS in business administration and a BA in economics from Pepperdine University and an MBA in finance and marketing from the Wharton School of the University of Pennsylvania. We believe that Mr. Honour is qualified to serve on our Board of Directors due to his business and board experience.

Roger H.D. Lacey, age 72, has been a CSI director since 2008 and a director of ours, and our chairman, since the Merger in March 2022. Mr. Lacey served as CSI’s chief executive officer from February 2015 until November 30, 2020, and served as the executive chairman of CSI’s board of directors beginning in December 2018. He also assumed the additional role of interim chief executive officer of CSI on August 2, 2021 through March 28, 2022. Mr. Lacey also served as interim chief executive officer of CSI from June 2014 until February 2015. Mr. Lacey was senior vice president of strategy and corporate development at the 3M Company from 2009 to his retirement in

2013. He was the 3M Company’s chief strategy officer and head of global mergers and acquisitions from 2000 to 2013. Mr. Lacey’s career with 3M began in 1975; from 1989 to 2000 he held various senior positions including serving as division vice president of 3M Telecom Division. In addition, Mr. Lacey served as a member of the corporate venture capital board for internal and external new venture investments from 2009 to 2013. In addition, he is a board member of Johnsonville Sausage Corporation, a leading US food company, and also a Senior Partner in CGMR Capital, a private equity firm, where he is a Board member of WTB, a private Utilities services company, and Cambek, a leading manufacturer of specialty wood construction products. He was formerly a member of the board of governors for Opus Business School, University of St. Thomas; a former visiting professor of strategy and corporate development, Huddersfield University; a founding member of the Innovation Lab at MIT; and is a former vice chair of Abbott Northwestern Hospital Foundation. We believe that Mr. Lacey is qualified to serve on our Board of Directors due to his unique perspective that combines familiarity with key technology markets around the world combined with deep experience in strategic planning and business development.

Randall D. Sampson, age 64, has been a CSI director since 1999 and a director of ours since the Merger in March 2022. Mr. Sampson was the Lead Independent Director from December 2018 until the Merger in March 2022. Since 1994 Mr. Sampson has held the positions of president and chief executive officer, and a board member of Canterbury Park Holding Corporation (“CPHC”). Since 2022 he has also served as Chairman of the Board. CPHC is a public company (Nasdaq: CPHC) based in Shakopee, Minnesota that re-opened a failed pari-mutuel race track and stimulated the revival of Minnesota’s horse breeding and racing industries. Under his leadership, the Canterbury Park Racetrack has become a unique, family-friendly venue for live horse races and other entertainment, as well as pari-mutuel and card club wagering. Before becoming one of the three co-founders of CPHC in 1994, and after graduating from college with a degree in accounting, Mr. Sampson worked for five years in the audit department of a large public accounting firm where he earned his CPA certification, subsequently gained experience as a controller of a private company, served as a chief financial officer of a public company and managed Sampson family interests in horse breeding and training. We believe that Mr. Sampson is qualified to serve on our Board of Directors due to the challenging nature of Canterbury Park’s business which has demanded from its CEO an entrepreneurial mindset, attention to expense control, continuous innovation in marketing, and attention to the needs of customers.

Kyle Udseth, age 41, has been a director of ours since March 2022 and our Chief Executive Officer since March 2022. Mr. Udseth founded Pineapple LLC in 2020 and served as its chief executive officer and on its board of managers since its inception. Prior to founding Pineapple LLC, Mr. Udseth served in various executive roles at leading national residential solar companies starting in 2015, such as: vice president of sales at Sungevity from August to November of 2020, senior director of marketing and customer experience at Sunnova from October of 2018 to August of 2020, and head of customer marketing at Sunrun from August of 2015 to September of 2018. Mr. Udseth holds a bachelor’s degree in economics from Carleton College and an MBA from the Stanford Graduate School of Business. We believe that Mr. Udseth is qualified to serve on our Board of Directors due to his business experience and management background.

Michael R. Zapata, age 44, has served as a director of CSI since June 2020 and a director of ours since the Merger in March 2022. Mr. Zapata has served as Executive Chairman and President of Schmitt Industries, Inc. (Nasdaq: SMIT) since December 2018, and as Chief Executive Officer of that company since July 2019. Mr. Zapata is the founder and Managing Member of Sententia Capital Management, LLC, a value investing focused investment management firm (“Sententia”). Since its inception in 2012, Sententia has invested in deep value public equities in a concentrated portfolio. The firm employs a rigorous research process and attempts to engage constructively with management when appropriate. Prior to Sententia, Mr. Zapata served nearly 10 years in the U.S. Navy. During his service from 2001 to 2010, he held various leadership roles during the Global War on Terror. Deploying to locations including Iraq, Afghanistan, Africa, the Middle East and the Arabian Peninsula, he brings valuable insight and expertise in intelligence fusion, operational execution, strategic planning and risk mitigation. He received his B.S. from Texas A&M University, where he was recognized as a Dougherty Award Recipient. He received his M.B.A. from Columbia University as a student in the Heilbrunn Center for Value Investing. He serves as a director of Tip of the Spear Foundation, a non-profit dedicated to supporting Elite Operators and their families during times of need. We believe that Mr. Zapata is qualified to serve on our Board of Directors due to his background in, and knowledge of, operational execution and strategic planning, as well as his familiarity with small public companies and the challenges they face.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES UNDER PROPOSAL NO. 1: ELECTION OF DIRECTORS PROPOSAL

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors has affirmatively determined that all of our directors, except for Messrs. Lacey and Udseth, are independent directors within the meaning of the applicable Nasdaq listing standards.

Board Leadership

Mr. Lacey serves as our Chairman of the Board. The Chairman of the Board position is a non-executive position and is separate from the position of Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board believes that having separate positions, with a non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and allows each of the positions to be carried out more effectively than if one person were tasked with both the day-to-day oversight of our business as well as leadership of our Board.

Meetings of the Board of Directors

Our Board of Directors held 31 meetings during 2021. The independent directors regularly hold executive sessions at meetings of our Board of Directors.

During 2021, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Each of our directors is expected to make a reasonable effort to attend our annual meetings of shareholders. All continuing directors at that time attended the 2021 Annual Meeting of Shareholders, which was held virtually.

Committees of the Board of Directors

The Company has three standing committees of the Board of Directors: the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit and Finance Committee

The members of the Audit and Finance Committee are Randall D. Sampson (Chair), Marilyn Adler and Michael R. Zapata. Our Board of Directors has determined that each member of the Audit and Finance Committee is independent under applicable SEC rules and Nasdaq listing standards. Our Board of Directors has determined that Mr. Sampson is an audit committee financial expert, as defined under the applicable rules of the SEC. Each of the members of our Audit and Finance Committee meets the requirements for financial literacy and possesses the financial qualifications required under applicable SEC rules and Nasdaq listing standards. The Audit and Finance Committee met four times during 2021.

The Audit and Finance Committee is responsible for the engagement, retention and replacement of the independent registered public accounting firm, approval of transactions between the Company and a director or executive officer unrelated to service as a director or officer, approval of non-audit services provided by our independent registered public accounting firm, oversight of our internal controls and the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. Our independent registered public accounting firm reports directly to the Audit and Finance Committee.

The Audit and Finance Committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations—Governance” section of our website at www.pineappleenergy.com.

Compensation Committee

The members of the Compensation Committee are Thomas J. Holland (Chair), Marilyn Adler and Randall D. Sampson. Our Board of Directors has determined that each member of the Compensation Committee is independent under applicable SEC rules and Nasdaq listing standards. The Compensation Committee met four times during 2021.

The Compensation Committee is responsible for the overall compensation strategy and policies of the Company; reviews and approves the compensation and other terms of employment of our chief executive officer and other executive officers; oversees the establishment of performance goals and objectives for our executive officers; administers our incentive compensation plans, including the 2022 Equity Incentive Plan; considers the adoption of other or additional compensation plans; and provides oversight and final determinations with respect to our 401(k) plan, employee stock ownership plan and other similar employee benefit plans.

The Compensation Committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations—Governance” section of our website at www.pineappleenergy.com.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Scott Honour (Chair) and Marilyn Adler. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under applicable SEC rules and Nasdaq listing standards. The Nominating and Corporate Governance Committee was established in October 2022, and therefore did not meet during 2021.

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve on the Board of Directors; evaluating our incumbent directors; recommending candidates to our Board for election to the Board of Directors; making recommendations to the Board regarding the membership of the committees of the Board; assessing the performance of the Board; reviewing succession planning of the Chief Executive Officer and other senior executives; and overseeing matters of corporate governance.

The Nominating and Corporate Governance Committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations—Governance” section of our website at www.pineappleenergy.com.

Director Nominations

When evaluating candidates for service as a director, the Nominating and Corporate Governance Committee and the Board take into account many factors, including relevant experience, integrity, ability to make independent analytical inquiries, stock ownership, understanding of the Company’s business, relationships and associations related to the Company’s business, personal health and a willingness to devote adequate time and effort to Board responsibilities in the context of the needs of the Board at that time.

Although the Board does not have a formal policy regarding diversity, in addition to the factors noted above, the Board seeks individuals who reflect diversity in background, education, business experience, skills, business relationships and associations and other factors that will contribute to the Board’s governance of the Company.

The Board will consider candidates proposed by shareholders and evaluates them using the same criteria as for other candidates. A shareholder who wishes to recommend a director candidate for consideration by the committee should send the name(s) and appropriate biographical information regarding the proposed candidate(s) to the Nominating and Corporate Governance Committee at the Company’s principal executive office, 10900 Red Circle Drive, Minnetonka, Minnesota 55343. A shareholder who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the Board as a nominee, but does not intend to have the candidate included in our proxy materials, must comply with the advance notice requirements set forth in our Bylaws.

Board Diversity Matrix (as of October 14, 2022)

The following chart summarizes certain self-identified characteristics of the directors of the Company utilizing the categories and terms set forth in applicable Nasdaq rules and related guidance.

Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Board’s Role in Managing Risk

In general, management is responsible for the day-to-day management of the risks the Company faces, while the Board, acting as a whole and through the Audit and Finance Committee, has oversight responsibility for risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Members of senior management attend the regular meetings of the Board and are available to address questions and concerns raised by the Board related to risk management. In addition, the Board regularly discusses with management, the Company’s independent registered public accounting firm and the internal auditor, identified major risk exposures, their potential financial impact on the Company, and steps that could be taken to manage these risks.

The Audit and Finance Committee assists the Board in fulfilling its risk management oversight responsibilities in financial reporting, internal controls and compliance with legal and regulatory requirements. The Audit and Finance Committee reviews the Company’s financial statements and meets with the Company’s independent registered public accounting firm and internal auditor at least four times each year to review their respective reports on the adequacy and effectiveness of our internal audit and internal control systems, and to discuss policies with respect to risk assessment and risk management.

Code of Ethics and Business Conduct

The Company maintains a Code of Ethics and Business Conduct (the “Code of Ethics”) applicable to all of the Company’s officers, directors, employees, and other representatives. A copy of the Code of Ethics is available in the “Investor Relations—Governance” section of our website at www.pineappleenergy.com. We intend to disclose any amendments to our Code of Ethics, or waivers of its requirements granted to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, on our website.

Communications with the Board of Directors

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual director at Pineapple Energy Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual director, as appropriate, depending on the facts and circumstances described in the communication received. By way of example, a complaint regarding accounting, internal accounting controls or auditing matters would be forwarded to the Chair of the Audit and Finance Committee for review.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee during the last year.

EXECUTIVE COMPENSATION

This section discusses our executive compensation objectives and policies, forms of compensation, and compensation related to services in 2021 paid or potentially payable to the Named Executive Officers identified below under the Summary Compensation Table (“NEOs”).

For 2021, the Compensation Committee’s approach to compensation of the NEOs was significantly impacted by Merger activities and CSI’s related efforts to divest its assets, which led to the sale by CSI to Lantronix, Inc. on August 2, 2021, of all of the issued and outstanding stock of CSI’s wholly owned subsidiary, Transition Networks, Inc., and the entire issued share capital of its wholly owned subsidiary, Transition Networks Europe Limited (“E&S Sale Transaction”).

Historically, the Compensation Committee’s approach to executive compensation has been:

●	to align compensation with shareholder interests;

●	to reward both annual and long-term financial performance;

●	to provide pay opportunities comparable to opportunities at companies with which the Company competes for management talent; and

●	to maintain internally fair and equitable compensation levels and practices.

Historically, the Company has generally structured its annual and long-term incentive compensation to be “performance-based.” In addition, when determining how much performance-based compensation should be paid in cash versus granting stock options or other awards payable in stock, the Compensation Committee has generally emphasized paying long-term compensation through equity awards.

Due to the pendency of the Merger, the Compensation Committee did not change base salaries of the NEOs in 2021. Accordingly, the base salaries for the NEOs for 2021 were the same as in effect at the end of 2020.

Further, due to pendency of the Merger, the Compensation Committee did not adopt an annual bonus plan for 2021, pay discretionary bonuses for 2021, approve long-term incentive (LTI) awards under the Company’s Long Term Incentive Compensation Plan (the “LTI Plan”) for 2021, or grant stock options, restricted stock units or other equity awards to the NEOs in 2021 under the 2011 Executive Incentive Compensation Plan (the “2011 Plan”) or otherwise.

E&S Sale Transaction Impact on 2021 NEO Compensation

On August 2, 2021, CSI completed the E&S Sale Transaction. The closing of the E&S Sale Transaction constituted a “Change in Control” as defined in the 2011 Plan. As of the time of the closing of the E&S Sale Transaction, all of CSI’s outstanding equity incentive awards, consisting of stock options and restricted stock units (“RSUs”), had been granted under the 2011 Plan. The closing of the E&S Sale Transaction also constituted a Change in Control under the LTI Plan and at the time of the closing, there were outstanding Incentive Awards under the LTI Plan that had been granted to the NEOs and other participants for the three-year performance period of 2019 to 2021 and the three-year performance period of 2020 to 2022 (collectively, the “LTI Awards”).

Kumar Separation and Severance Agreement

In connection with the closing of the E&S Sale Transaction, CSI terminated the employment of Anita Kumar, CSI’s chief executive officer at that time and an NEO, and Ms. Kumar resigned as a CSI director effective August 1, 2021. Ms. Kumar was offered employment with Lantronix. CSI entered into a separation and severance agreement dated August 1, 2021 with Ms. Kumar. The separation and severance agreement superseded the employment agreement between CSI and Ms. Kumar dated effective as of December 1, 2020 and the change in control agreement between CSI and Ms. Kumar effective as of December 8, 2020, which were each terminated. Under the separation and severance agreement, Ms. Kumar was paid a severance benefit equal to $140,000, or six months base salary, the same amount that would have been required under her employment agreement, in a lump sum. Ms. Kumar also was paid a severance benefit equal to $329,784, the same amount that would have been required under her change in control agreement, over the 12-month period following the closing of the E&S Sale Transaction. Ms. Kumar delivered a general release of claims as required under the separation and severance agreement, which was a condition to the severance benefit. Under the separation and severance agreement, any remaining portion of the severance benefit of $329,784 would become payable in a lump if Ms. Kumar’s employment with Lantronix is terminated by Lantronix without cause or by Ms. Kumar for good reason, as those terms are defined in the separation and severance agreement, or if Ms. Kumar dies. Under the separation and severance agreement, any remaining portion of the severance benefit of $329,784 would be forfeited if Ms. Kumar’s employment with Lantronix is terminated by Lantronix for cause or by Ms. Kumar without good reason.

In connection with Ms. Kumar’s departure, Roger H.D. Lacey, then serving as Executive Chairman of the CSI board of directors, assumed the additional role of Interim Chief Executive Officer.

2011 Incentive Plan Awards

In order that all holders of Incentive Awards (as defined under the 2011 Plan) would receive the benefit of these Incentive Awards even though, as a condition of the E&S Sale Transaction, CSI was obligated to terminate the employment of these individuals immediately prior to the closing date and immediately prior to the Change in Control that occurred by virtue of the consummation of the E&S Sale Transaction, the Compensation Committee made determinations and approvals under the 2011 Plan consistent with its earlier approvals and determinations at the time CSI entered into the securities purchase agreement with Lantronix.

In accordance with the determinations and approvals of the Compensation Committee, effective on August 1, 2021, each Incentive Award granted and outstanding under the 2011 Plan and not otherwise forfeited or expired in accordance with its terms was fully vested and exercisable and any restrictions lapsed. After giving effect to such acceleration and vesting, on the August 2, 2021 closing date:

●	All then-outstanding RSUs were settled by exchanging them for the equivalent number of shares of CSI’s common stock specified in the respective RSU award agreements, with the shares of CSI’s common stock issued on settlement of the RSUs being issued and outstanding as of the closing date.

●	All then-outstanding stock options having an exercise price less than $7.15 per share, the Fair Market Value as defined in the 2011 Plan on the closing date, were settled by exchanging the options for a “net” number of shares of CSI’s common stock as if exercised on a net or cashless basis as provided in the 2011 Plan (for administrative convenience, rounded up to the next whole share), with the net shares of CSI’s common stock issued on settlement of these stock options being issued and outstanding as of the closing date.

●	Following the disposition of the outstanding RSUs and stock options as described above, these Incentive Awards were terminated and cancelled as of the closing date.

●	All then-outstanding stock options having an exercise price equal to or greater than $7.15 per share, the Fair Market Value on the closing date, were terminated and cancelled as of the closing date without any payment therefor.

●	Any required tax withholding not otherwise satisfied in cash on the closing date was satisfied by the reduction of the shares otherwise issuable to the holder of the Incentive Award by that number of whole shares (rounded up to the nearest whole share) having a Fair Market Value equal to the amount of any tax withholding required.

Immediately prior to the closing date, the NEOs held outstanding stock options set forth below. As described above, based on the $7.15 per share Fair Market Value, the options were vested and either (1) net exercised and terminated or (2) terminated and cancelled.

Named Executive Officer	Grant Date	Shares Granted	Unvested Shares	Shares Vested	Exercise Price
Roger H.D. Lacey	3/17/2015	22,655	—	22,655	$11.65
	4/3/2015	6,100	—	6,100	$11.09
	4/3/2015	18,850	—	18,850	$11.09
	5/21/2015	25,050	—	25,050	$11.05
	1/25/2016	16,667	—	16,667	$7.34
	3/15/2016	41,250	—	41,250	$6.85
	3/31/2017	15,456	—	15,456	$4.40
	3/31/2017	40,794	—	40,794	$4.40
	3/9/2018	61,875	15,469	46,406	$3.61
	12/12/2018	50,000	—	50,000	$2.55
	3/28/2019	7,500	3,750	3,750	$2.64
	5/6/2020	35,095	26,321	8,774	$5.39

Named Executive Officer	Grant Date	Shares Granted	Unvested Shares	Shares Vested	Exercise Price
Anita Kumar	5/6/2020	10,493	7,870	2,623	$5.39
	11/24/2020	25,000	18,750	6,250	$4.45

Named Executive Officer	Grant Date	Shares Granted	Unvested Shares	Shares Vested	Exercise Price
Mark Fandrich	8/29/2016	20,000	—	20,000	$5.72
	3/31/2017	19,900	—	19,900	$4.40
	3/9/2018	29,150	7,287	21,863	$3.61
	3/28/2019	12,660	6,330	6,330	$2.64
	5/6/2020	18,849	14,137	4,712	$5.39

Named Executive Officer	Grant Date	Shares Granted	Unvested Shares	Shares Vested	Exercise Price
Scott Fluegge	3/17/2015	15,732	—	15,732	$11.65
	3/15/2016	11,724	—	11,724	$6.85
	3/15/2016	8,900	—	8,900	$6.85
	5/25/2016	10,000	—	10,000	$6.55
	3/31/2017	10,621	—	10,621	$4.40
	3/9/2018	16,410	5,470	10,940	$3.61
	3/28/2019	8,752	4,376	4,376	$2.64
	5/6/2020	12,782	9,586	3,196	$5.39

Additionally, immediately prior to the closing date, the NEOs held outstanding RSUs as follows:

Named Executive Officer	RSUs
Roger H.D. Lacey	20,444
Anita Kumar	11,735
Mark Fandrich	16,250
Scott Fluegge	11,122

Immediately following the closing date, there were no equity incentive awards outstanding under the 2011 Plan or otherwise.

LTI Plan and Awards

The Compensation Committee also determined that all participants with outstanding LTI Awards would receive the benefit of these LTI Awards even though, as a condition of the E&S Sale Transaction, CSI was required to terminate the employment of certain of these participants immediately prior to the Closing Date and immediately prior to the Change in Control that occurred by virtue of the consummation of the E&S Sale Transaction.

In accordance with the authority granted to the Compensation Committee by the LTI Plan, the Compensation Committee determined that each participant with an LTI Award outstanding as of the day immediately prior to the closing date of the E&S Sale Transaction would receive an amount equal to the LTI Award amount pro-rated based upon the number of days elapsed from the commencement of the three-year performance period in respect of such LTI Award and the closing date.

The following table shows the aggregate amounts that were paid to the NEOs in respect of their respective LTI Awards:

Named Executive Officer	Aggregate Amount of Payment for LTI Awards
Roger H.D. Lacey	$48,911
Anita Kumar	$14,479
Mark Fandrich	$44,876
Scott Fluegge	$30,792

Other Compensation

In addition to participating in Company-wide plans providing health, dental and life insurance on the same basis as all of our other U.S.-based employees, the NEOs receive other compensation and benefits in various forms, primarily the following:

●	an annual contribution to the Company’s ESOP;

●	an annual matching contribution of up to 50% of each executive’s personal contribution to the Company’s 401(k) Plan up to the first 6% of the personal contribution;

●	a car allowance or company car; and

●	in individual, unique circumstances, additional compensation to support an overseas assignment or a temporary residence away from the Company’s offices.

The amount of this other compensation for our NEOs is presented in the column titled “All Other Compensation” under the “Summary Compensation Table” and the “Other Compensation Table.”

SUMMARY COMPENSATION TABLE

The following table presents information regarding compensation earned in 2021 and 2020 for services as executive officers by Roger H.D. Lacey, the Company’s former Chief Executive Officer (prior to November 30, 2020) and Interim Chief Executive Officer from August 1, 2021 through March 28, 2022; Anita Kumar, the Company’s Chief Executive Officer from December 1, 2020 until August 1, 2021; Mark Fandrich, the Company’s Chief Financial Officer until August 22, 2022; and the other most highly compensated executive officer of the Company in 2021 (together referred to as the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Roger H.D. Lacey	2021	120,000	—	—	—	48,911	975,956	1,144,867
Executive Chair and Interim	2020	120,000	—	169,254	61,875	40,637	45,248	437,014
Chief Executive Officer (5)
Anita Kumar	2021	172,308	—	—	—	14,479	466,254	653,041
President and Chief Executive	2020	198,250	—	65,077	61,780	4,433	17,130	346,670
Officer (6)
Mark Fandrich	2021	265,860	—	—	—	44,876	484,316	795,052
Chief Financial Officer	2020	265,860	25,000	88,204	33,232	19,145	23,367	454,808
Scott Fluegge	2021	225,400	—	—	—	30,792	309,227	565,419
Vice President of Information	2020	225,363	—	61,214	22,536	48,180	19,349	376,642
Technology and Digital
Transformation

(1)	Represents stock earned under the applicable plan in the year indicated. The values expressed represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and Item 402(r)(2)(iv) of Regulation S-K, using the assumptions discussed in Note 11, “Stock Compensation” in the notes to consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2021.

(2)	The values expressed represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and Item 402(r)(2)(iv) of Regulation S-K, using the assumptions discussed in Note 11, “Stock Compensation,” in the notes to consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2021.

(3)	Represents amounts earned under the applicable plan for the year indicated. See “Non-Equity Incentive Plan Compensation Table” below.

(4)	See “All Other Compensation Table” below.

(5)	Mr. Lacey was appointed as Interim Chief Executive Officer of the Company effective August 1, 2021.

(6)	Ms. Kumar served as the Chief Executive Officer of the Company until August 1, 2021.

Non-Equity Incentive Plan Compensation Table

The following table provides a breakdown of information under the column “Non-Equity Incentive Plan Compensation” in the preceding Summary Compensation Table.

		Short-term Plans	Long-term Plans	Total
Name	Year	($)	($)	($)
Mr. Lacey	2021	—	48,911	48,911
	2020	—	40,637	40,637
Ms. Kumar	2021	—	14,479	14,479
	2020	—	4,433	4,433
Mr. Fandrich	2021	—	44,876	44,876
	2020	—	19,145	19,145
Mr. Fluegge	2021	—	30,792	30,792
	2020	33,810	14,370	48,180

All Other Compensation Table

The following table provides a breakdown of information under the column “All Other Compensation” above.

Name	Year	Contributions to Defined Contribution Plan ($)	Non-Elective Contributions to CSI Defined Contribution Plan ($)	Severance ($)	Acceleration of Stock Options and Restricted Stock Units(1) ($)	Other ($)	Total ($)
Mr. Lacey	2021	—	5,843	—	938,363	31,750	975,956
	2020	8,550	7,630	—	—	29,068	45,248
Ms. Kumar	2021	—	4,333	241,342	197,584	22,995	466,254
	2020	7,522	7,522	—	—	2,086	17,130
Mr. Fandrich	2021	—	8,759	—	467,807	7,750	484,316
	2020	8,550	9,750	—	—	5,067	23,367
Mr. Fluegge	2021	—	9,131	—	292,346	7,750	309,227
	2020	7,141	7,141	—	—	5,067	19,349

(1)	The amounts reported in this column represent the value of acceleration in connection with the closing of the E&S Sale Transaction of stock options and RSUs outstanding to our NEOs under the 2011 Plan. The value of the unvested equity awards that would accelerate in connection with the closing of the E&S Sale Transaction is calculated as follows: (a) in the case of a CSI stock option, the product of (i) the excess, if any, of $7.15 (the value of a share of CSI’s common stock on the closing date) over the exercise price per share of such stock option, multiplied by (ii) the number of shares of common stock subject to the unvested portion of such stock option; and (b) in the case of CSI RSU awards, the value of a share of the Company’s common stock ($7.15) multiplied by the number of shares of common stock subject to the RSU award.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards as of December 31, 2021.

2021 Options Exercised and Stock Vested

The following table shows the stock options, stock awards and restricted stock grants that vested during 2021 for the Named Executive Officers. The value realized upon exercise of the options and the shares represented by the vesting of the RSUs is based on the closing price of our stock on the exercise date and the vesting date, respectively.

	Option Awards		Stock Awards
	Number of shares	Value realized	Number of shares	Value realized
	acquired on exercise	on exercise	acquired on vesting	on vesting
Name	(#)	($)	(#)	($)
Mr. Lacey	251,970	711,954	32,955	226,409
Ms. Kumar	35,493	85,943	16,098	111,641
Mr. Fandrich	100,559	276,798	28,240	191,009
Mr. Fluegge	79,189	161,476	19,354	130,870

POTENTIAL PAYMENTS UNDER CHANGE OF CONTROL

As of December 31, 2021, we were a party to change of control agreements (“CIC Agreements”) with the following NEOs: Roger H.D. Lacey, Mark D. Fandrich and Scott Fluegge. The CIC Agreements provide for payment of severance compensation if there is a change in control of CSI and within 24 months following this change of control, there is either an involuntary termination of employment other than for cause, death, disability or retirement or a voluntary termination of employment for good reason (each a “Triggering Event”). The closing of the E&S Sale Transaction constituted a change of control under the CIC Agreements.

We did not terminate the employment of any of Messrs. Lacey, Fandrich or Fluegge at the time of the closing of the E&S Sale Transaction and these NEOs continued to be employed as of December 31, 2021.

The severance benefit is a specified multiple of the executive’s annual compensation at the date of the change of control, payable in a lump sum within 75 days following the date of the Triggering Event. The multiple of the executive’s annual compensation for our named executive officers is as follows: Mr. Lacey, 1.0 times; Mr. Fandrich, 1.5 times; and Mr. Fluegge, 1.0 times. Additionally, each executive will be entitled to receive medical and dental insurance and life insurance substantially in the form and expense to the executive as received by the executive on the date of the Triggering Event.

The CIC Agreements provide that the payments made to the executive will be one dollar less than the amount which would cause all payments to the executive (including payments to the executive which are not included in the CIC Agreement) to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. Executive officers are not entitled to any gross-up payment under CIC Agreements for such excise taxes.

The CIC Agreements include provisions requiring each executive to maintain confidentiality of information acquired during the period of employment, to refrain for a period of one year from competing with CSI or soliciting other CSI employees to leave their employment with us and to provide a release of all claims against CSI in exchange for the benefit paid pursuant to the CIC agreement.

Assuming a change of control occurred on December 31, 2021, the following table presents amounts potentially payable to each of the Named Executive Officers, without and with a corresponding Triggering Event. The cash amount set forth below is cash severance CSI would be obligated to pay the NEOs in the form of a single lump-sum cash payment pursuant to the CIC Agreement. As noted above, there were no outstanding equity awards as of December 31, 2021.

Name	Reason for Payment	Cash Severance ($)(1)	Partial Vesting of Incentive Awards ($)(2)	Vesting of Unvested Options(3)	Total ($)
Mr. Lacey	Change of Control without a Triggering Event	—	—	—	—
	Change of Control with Triggering Event	812,182	—	—	812,182
Mr. Fandrich	Change of Control without a Triggering Event	—	—	—	—
	Change of Control with Triggering Event	957,973	—	—	957,973
Mr. Fluegge	Change of Control without a Triggering Event	—	—	—	—
	Change of Control with Triggering Event	464,049	—	—	464,049

(1)	The amounts in this column reflect the amount of cash severance and benefits the Company would be obligated to pay these individuals in the form of a single lump-sum cash payment pursuant to their CIC Agreements.

(2)	The amounts in this column reflect the estimated value of unvested Incentive Awards under the Company’s LTI Plan at December 31, 2021 that would become payable upon the occurrence of a change in control. No unvested Incentive Awards were outstanding at December 31, 2021.

(3)	The amount in this column represents the value of options, restricted stock units or other equity awards assuming vesting upon a change in control at December 31, 2021. There were no equity awards outstanding at December 31, 2021.

OFFICER MATTERS FOLLOWING MERGER

Chief Executive Officer

As previously disclosed, in connection with the closing of the Merger, the Board of Directors appointed Kyle Udseth as the Chief Executive Officer of the Company. Mr. Udseth is a party to an employment agreement dated February 10, 2021 with Pineapple LLC. Under the employment agreement, Mr. Udseth received a signing bonus of $65,000 and his annual base salary is $300,000. Mr. Udseth is eligible for annual discretionary bonuses in the amount of 50% of his annual salary, as determined by the Compensation Committee.

The initial term of Mr. Udseth’s employment agreement is for a two-year period from its effective date of February 10, 2021. On the second anniversary of the effective date, and on each succeeding one-year anniversary of such date, the term of the employment agreement will be automatically extended for successive one-year periods unless the Company or Mr. Udseth gives written notice of non-renewal to the other party at least ninety days prior to such date.

In the event Mr. Udseth’s employment is terminated by the Company without cause (as defined in the employment agreement), by the Company due to Mr. Udseth’s disability, or by Mr. Udseth for good reason (as defined in the employment agreement), subject to Mr. Udseth signing, and not rescinding, a release of claims and his continued compliance with restrictive covenants applicable to him, he will be paid severance in an amount equal to 50% of his annual base salary as of the date termination. Such amount will be payable to him in substantially equal installments during the period from his date of termination through, and up to, the six-month anniversary of the termination date. In the event Mr. Udseth’s employment is terminated by the Company for cause or by Mr. Udseth for any reason, other than good reason, he will only receive his earned but unpaid base salary through the date of termination.

Mr. Udseth’s employment agreement contains customary confidentiality provisions. The employment agreement also provides that, while Mr. Udseth is employed by us and for a period of 12 months thereafter, he will not (i) engage in competitive business, subject to certain exceptions; (ii) persuade or induce any supplier or vendor to terminate, reduce or change its supply of its good or service to the Company; (iii) interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company and its vendors, joint venturers or licensors; or (iv) solicit, aid or induce any employee, representative or agent of the Company to leave such employment or retention or to accept employment with or render services to or with any other entity, or hire or retain any such employee, representative or agent, or take any action to materially assist or aid any such actions.

In connection with the Merger, the Company paid Mr. Udseth a bonus of $150,000 in respect of 2021 performance.

Chief Financial Officer

On October 10, 2022, Eric Ingvaldson became the Company’s Chief Financial Officer. Pursuant to his offer letter, Mr. Ingvaldson will (i) receive an annual base salary of $250,000, (ii) be eligible for a 40% of base salary cash discretionary annual bonus, and (iii) be granted restricted stock units with a value of $195,000 that vest over three years. On October 11, 2022, Mr. Ingvaldson was granted 82,278 RSUs as an inducement grant outside of the Company’s 2022 Equity Incentive Plan, but the grant is subject to the same terms and conditions as if it was granted under such plan. The RSUs vest in thirds on each of the first three anniversaries of the grant date, subject to Mr. Ingvaldson’s continuous service through the applicable vesting dates. Vesting will be accelerated upon death, disability, or upon Mr. Ingvaldson’s involuntary termination without cause by Pineapple within 24 months after a change in control.

Annual Cash Incentive Program

On September 16, 2022, the Compensation Committee approved performance metrics for the 2022 annual cash incentive program for the Company’s employees, including executive officers. The metrics consist of the 2022 EBITDA of the Company’s Hawaii Energy Connection business and an acquisition-related metric, which are weighted equally at 50% each. Participants have the ability to earn between 50% of target for achieving threshold performance and 150% of target for achieving maximum performance for the EBITDA metric.

DIRECTOR COMPENSATION

The 2021 compensation of non-employee directors was as follows: (i) each director was paid an annual cash retainer of $20,000; (ii) the two committee chairs were each paid an additional $7,500 in cash; (iii) each non-chair committee member was paid an additional $5,000 in cash; and (iv) each director was paid an additional $25,000 in lieu of receiving a stock option award in 2021.

The following table presents the 2021 cash and dollar value of stock options paid to each Company’s non-employee Board member.

	Fees Earned or	All Other
	Paid in Cash	Compensation (2)	Total
Name (1)	($)	($)	($)
Richard A. Primuth	52,500	172,608	225,108
Randall D. Sampson	57,500	119,083	176,583
Steven C. Webster	55,000	148,856	203,856
Michael Zapata	50,000	22,101	72,101

(1)	In addition to compensation as directors, the named directors served in differing roles for which they received separate compensation.

(2)

The amounts reported in this column represent the value of acceleration in connection with the closing of the E&S Sale Transaction of stock options and RSUs outstanding to these directors under the 2011 Plan. The value of the unvested equity awards that would accelerate in connection with the closing of the E&S Sale Transaction is calculated as follows: (a) in the case of a CSI stock option, the product of (i) the excess, if any, of $7.15 (the value of a share of CSI’s common stock on the closing date) over the exercise price per share of such stock option, multiplied by (ii) the number of shares of common stock subject to the unvested portion of such stock option; and (b) in the case of CSI RSU awards, the value of a share of the Company’s common stock ($7.15) multiplied by the number of shares of common stock subject to the RSU award.

As of the last day of 2021, none of the directors held outstanding stock or option awards.

On March 25, 2022, upon recommendation of the Compensation Committee, the Board of Directors approved a transaction bonus in the amount of $80,000 to Mr. Lacey and a $20,000 one-time special service payment to each of the Company’s non-employee directors serving immediately prior to the closing of the Merger, Richard A. Primuth, Randall D. Sampson, Steven C. Webster and Michael R. Zapata.

On September 16, 2022, the Board of Directors approved the following annual compensation to be payable to non-employee directors of the Board, to be payable on a quarterly basis on the first day, or as soon as practicable after the first day, of each quarter:

●	$30,000 cash retainer for all non-employee directors;
●	$7,500 additional cash retainer to each chair of a committee of the Board;
●	$5,000 additional cash retainer for service on each committee of the Board, excluding the chair of such committee; and
●	$15,000 additional cash retainer to the chair of the Board.

In addition, the Board approved an annual grant to each non-employee director of RSUs with a value equal to $36,000. On September 20, 2022, this annual grant was made, with each non-employee director receiving 15,190 RSUs that vest as follows: 2,344 vest 6 months and 12,846 vest 12 months from the date of the grant, subject to continued service.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GAMCO Stock Repurchase

In September 2020, the Company repurchased 50,000 shares of common stock at a price of $3.84 from entities associated with GAMCO Investors, Inc., which was formerly a beneficial owner of more 5% of the Company’s common stock. The purchase was done pursuant in a private transaction pursuant to the Company’s stock repurchase program and the purchase price was less than the Nasdaq price on the date of purchase.

Hercules Term Loan

On December 11, 2020, Pineapple LLC purchased certain assets from Hercules Technology Management Co V, LLC (“Hercules Management”), that it had acquired in a public auction of assets of HoSoPo Corporation, Solar Spectrum LLC, and Solar Spectrum Holdings, LLC conducted by Hercules Capital, Inc. (“Hercules”). Hercules is an affiliate of Hercules Management and was formerly a beneficial owner of more 5% of the Company’s common stock. The assets sold by Hercules Management to Pineapple LLC related to the Sungevity business.

On December 11, 2020, Pineapple LLC and Hercules entered into a loan and security agreement (“LSA”) for a term loan to Pineapple LLC in the principal amount of $7,500,000 (the “Term Loan”) to finance the acquisition of the Sungevity assets from Hercules Management and, on December 16, 2021, Pineapple LLC and Hercules amended the LSA pursuant to the Consent and Amendment to Loan and Security Agreement. Pineapple LLC also issued 3,000,000 of its Class A Units to Hercules as partial consideration for the asset purchase, which, at the time, represented a 15.0% ownership interest in Pineapple LLC.

The Term Loan is secured by, among other things, the assets purchased by Pineapple LLC. Subject to certain exceptions, the Term Loan is also secured by Pineapple LLC’s personal property, including without limitation certain intellectual property collateral pursuant to an intellectual property security agreement dated December 11, 2020. Subject to certain conditions, borrowings under the LSA bear interest at 10.00% per annum with interest compounded daily and added to the principal balance quarterly, in arrears.

Under the LSA, Hercules is entitled to the highest priority lien on the collateral, including with respect to the payment of $2,000,000 of accounts payable that are or may be owed to Lake Street Solar LLC (“Lake Street”) and $350,000 of accounts payable that are or may be owed to Hercules, each of which is subordinate to the payment of Pineapple LLC’s obligations under the LSA. Under the LSA, this aggregate $2,350,000 in payables to Pineapple LLC’s then-members may only be repaid under certain conditions, including the requirement that no obligations are outstanding under the LSA and that Pineapple LLC has closed on an equity transaction generating at least $30 million in proceeds. On December 16, 2021, Hercules and Lake Street entered into subscription agreements for the issuance of convertible notes in respect of the $2,000,000 and $350,000 in accounts payable, respectively, which converted into 1,000,000 and 175,000 Pineapple LLC Class C Units, respectively, as of immediately prior to the consummation of the Merger. Each such Class C Unit subsequently converted into one share of the Company’s common stock upon consummation of the Merger, for a total of 293,750 shares.

Upon consummation of the Merger and receipt by the Company of proceeds from the investors in the PIPE Offering, Pineapple LLC repaid $4,500,000 ($5,600,000 including interest) of the outstanding Term Loan plus all accrued and unpaid interest and expenses on the Term Loan. The entire term loan principal balance and all accrued but unpaid interest is due and payable on December 31, 2024.

Hercules-Pineapple LLC Working Capital Loan

On January 8, 2021, Pineapple LLC and Hercules, as agent for itself and the lenders, entered into a working capital loan and security agreement (the “WC Loan Agreement”) whereby the lenders agreed to make available to Pineapple LLC a working capital loan in the original principal amount of $500,000, subject to the terms and conditions in the WC Loan Agreement, and on December 16, 2021, the parties amended the WC Loan and Security Agreement pursuant to that certain First Amendment to Working Capital Loan and Security Agreement by and between Pineapple LLC and Hercules. The lenders, Hercules and Northern Pacific Growth Investment Advisors, LLC (“NPGIA”), made working capital loan commitments of $400,000 and $100,000, respectively. NPGIA is an affiliate of Northern Pacific Group, which controls Lake Street, a then-member of Pineapple LLC.

Borrowings under the WC Loan Agreement bear interest at 10.00% per annum with interest compounded daily. The collateral for the working capital loan includes, among other things, all assets and all personal property of Pineapple LLC.

Under the WC Loan Agreement, Hercules is entitled to the highest priority lien on the collateral, including with respect to the payment of $2,000,000 of accounts payable that are or may be owed to Lake Street and $350,000 of accounts payable that are or may be owed to Hercules, each of which is subordinate to the payment of Pineapple LLC’s obligations under the LSA. Under the LSA, this aggregate $2,350,000 in payables to Pineapple LLC’s then-members may only be repaid under certain conditions, including the requirement that no obligations are outstanding under WC Loan agreement. On December 16, 2021, Hercules and Lake Street entered into subscription agreements for the issuance of convertible notes in respect of the $2,000,000 and $350,000 in accounts payable, respectively, which converted into 1,000,000 and 175,000 Pineapple LLC’s Class C Units, respectively, as of immediately prior to the consummation of the Merger. Each such Class C Unit subsequently converted into one share of the Company’s common stock upon consummation of the Merger, for a total of 293,750 shares.

The proceeds of the working capital loan will be used by Pineapple LLC solely to pay related fees and expenses in connection with the WC Loan Agreement and for general working capital purposes of Pineapple LLC. However, the working capital loan proceeds may not be paid or distributed to any direct or indirect equity owner of Pineapple LLC, or used to pay all or a portion of (i) any fees to board members; (ii) payables, fees (including management fees), loans or other amounts due to NPGIA or Northern Pacific Holdings, LLC or any of their respective officers, directors, members, managers, subsidiaries, or affiliates.

Immediately prior to the Merger, the $500,000 outstanding loan balance was converted to 250,000 Class C Units of Pineapple LLC, which upon close of the Merger were converted into 62,500 shares of Company common stock. The entire working capital loan principal balance and all accrued but unpaid interest is due and payable on December 31, 2022.

General

Scott Honour, a member of our Board of Directors, is Chief Executive Officer and Managing Member of NPGIA. NPGIA, directly and indirectly through Lake Street, currently owns approximately 23% of our outstanding common stock.

The Company’s Board has adopted Governance Guidelines that include provisions with respect to conflicts of interest. These Guidelines describe a “conflict of interest” as a situation in which a director’s personal interest, including an immediate family member interest, is adverse to, or may appear to be adverse to, the interests of the Company. The Guidelines provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company, must be disclosed promptly to the Chief Executive Officer, the Chairman, and the Company’s primary legal counsel.

If the Company wishes to proceed with a transaction involving a potential conflict of interest, the Board would intend to seek prior approval from the Audit and Finance Committee to ensure the transaction is beneficial to the Company and the terms of the transaction are fair to the Company.

PROPOSAL NO. 2

AUDITOR RATIFICATION PROPOSAL

The Audit and Finance Committee has selected Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. While the Audit and Finance Committee retains the sole authority to retain, compensate, oversee and terminate the independent registered public accounting firm, the Audit and Finance Committee is submitting the appointment of Baker Tilly as our independent registered public accounting firm for ratification.

We expect a representative from Baker Tilly will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

In the event the shareholders do not ratify the appointment of Baker Tilly, the Audit and Finance Committee will reconsider the selection. Even if the selection is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 2: AUDITOR RATIFICATION PROPOSAL

Fees of Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company by Baker Tilly for professional services for the years ended December 31, 2021 and 2020.

Fee Category	2021	2020
Audit Fees	$288,516	$204,400
Audit-Related Fees	31,500	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$320,016	$204,400

Audit Fees. This category consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in our quarterly reports.

Audit-Related Fees. This category consists of fees billed for assurance and related services, such as the Company’s employee benefit plan audits that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not otherwise reported under “Audit Fees.”

Tax Fees. This category consists of fees billed for professional services for tax compliance, tax advice and tax planning. Assistance regarding federal and state tax compliance and acquisitions are provided to the Company by RSM US LLP.

All Other Fees. All other fees are fees for products and services other than those listed above.

Audit and Finance Committee Pre-Approval Policies and Procedures

In addition to approving the engagement of the independent registered public accounting firm to audit the Company’s consolidated financial statements, the policy of the Audit and Finance Committee is to approve all use of the Company’s independent registered public accounting firm for non-audit services prior to any such engagement. To minimize relationships that could appear to impair the objectivity of the independent registered public accounting firm, the policy of the Committee is to restrict the non-audit services that may be provided to the Company by the Company’s independent registered public accounting firm primarily to tax services, merger and acquisition due diligence and integration services, and any other services that can clearly be designated as “non-audit” services. All of the services described above for 2021 and 2020 were pre-approved by the Audit and Finance Committee before Baker Tilly was engaged to render the services.

Audit and Finance Committee Report

The Audit and Finance Committee is responsible for independent, objective oversight of the Company’s financial accounting and reporting by overseeing the system of internal controls established by management and monitoring the participation of management and the independent registered public accounting firm in the financial reporting process.

The Audit and Finance Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2021 with management. The Audit and Finance Committee discussed with Baker Tilly the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the SEC. The Audit and Finance Committee has received the written disclosures and the letter from Baker Tilly required by applicable requirements of the PCAOB regarding Baker Tilly’s communications with the Audit and Finance Committee concerning independence, and has discussed with Baker Tilly the independent registered public accounting firm’s independence.

Based upon the review and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

Audit Committee (as of Form 10-K filing date)

Randall D. Sampson (Chair), Steven C. Webster, Michael R. Zapata

PROPOSAL NO. 3

AUTHORIZED SHARE AMENDMENT PROPOSAL

Overview

We are asking our shareholders to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 37,500,000 to 75,000,000. The following discussion is qualified by the text of the amendment to the authorized shares section of our Articles of Incorporation, which is set forth in Appendix A attached to this proxy statement. Our Board of Directors believes that the authorized share increase is necessary to maintain flexibility to issue shares of common stock for future corporate needs.

If approved, the additional authorized shares of our common stock would have rights identical to our current issued and outstanding shares of common stock. Issuance of the additional shares of common stock would not affect the rights of the holders of our issued and outstanding shares of common stock, except for effects incidental to any increase in the number of shares of common stock issued and outstanding, such as dilution of earnings per share and voting rights. Under our Articles of Incorporation, holders of our common stock do not have preemptive rights.

Reasons for the Recommendation of the Board of Directors

Our Articles of Incorporation currently authorize the issuance of up to 37,500,000 shares of common stock and 3,000,000 shares of preferred stock. As of October 10, 2022, we had 32,000 shares of Series A convertible preferred stock issued and outstanding; the proposed share increase would not affect the number of authorized shares of preferred stock.

As of October 10, 2022, we estimate that the following shares of common stock were issued or reserved for future issuance:

●	7,435,586 shares were issued and outstanding;

●	4,705,872 shares were reserved for issuance upon the conversion of outstanding shares of Series A convertible preferred stock;

●	4,705,872 shares were reserved for issuance upon the exercise of outstanding warrants;

●	2,500,000 shares were reserved for issuance as earnout consideration for the Merger;

●	553,166 shares were reserved for issuance upon the settlement of outstanding restricted stock units; and

●	279,112 shares were available for grant under the 2022 Equity Incentive Plan.

Under the securities purchase agreement relating to the private placement transaction (the “PIPE Offering”) we completed on March 28, 2022, we are obligated to maintain a required minimum reserve of at least 200% of the number of shares issuable upon conversion or exercise of the Series A convertible preferred stock and common stock warrants from the authorized shares of our common stock. So long as a warrant remains outstanding, we are obligated to at all times keep reserved for issuance a number of shares of common stock at least equal to 200% of the maximum number of shares of common stock as are issuable upon exercise of the outstanding warrants without regard to any limitations on exercise. Our Series A convertible preferred stock and the common stock warrants issued in the PIPE Offering have anti-dilution provisions that would increase the number of shares issuable upon conversion or exercise, and lower the conversion or exercise price, if we issue equity securities at a price less than the conversion or exercise price at the time of such issuance.

The conversion price for the Series A convertible preferred stock and the exercise price for the warrants issued in the PIPE Offering is $13.60 as of October 4, 2022. Our closing price on the Nasdaq Capital Market on October 4, 2022 was $1.43. If we were to engage in any transaction or other event that triggers a reset of the conversion price and exercise price to our closing price on October 4, 2022, we would require at least 22,646,703 additional authorized shares of common stock to satisfy our obligations to the holders of the Series A convertible preferred stock and warrants issued in the PIPE Offering.

In addition, our Board of Directors believes that it is important for us to have additional authorized shares of common stock for the 2022 Equity Incentive Plan to provide sufficient reserved shares for a level of grants that will attract, retain, and motivate employees and other service providers to our company, as well as for the proposed Employee Stock Purchase Plan.

Further, our Board of Directors believes it is important for our company to have available for issuance a number of authorized shares of common stock sufficient to support our growth and to provide flexibility for future corporate needs that may be identified by the Board in the future, including, if needed, for financing our business, for acquiring other businesses, and for forming strategic partnerships and alliances. We currently have no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes except in connection with equity compensation plans.

After careful consideration, our Board of Directors approved the amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock by 37,500,000 shares, from 37,500,000 to 75,000,000. This increase was designed to provide us with sufficient authorized but unissued and unreserved shares of common stock to permit the reservation of 22,646,703 additional authorized and unreserved shares to permit the reset of the conversion price of our Series A convertible preferred stock to $1.43 which would lead to a corresponding increase to the shares of common stock issuable upon conversion of the Series A convertible preferred stock to 22,377,622 shares and the adjustment of the warrants to purchase common stock issued in the PIPE Offering to an exercise price of $1.43 per warrant which would lead to a corresponding increase to the shares of common stock issuable upon exercise of the warrants to 22,377,622 shares, as well as to increase our additional authorized but unissued and unreserved shares by approximately 100% of our authorized shares, which is 17,940,831 shares. We note that the issuance of common stock upon conversion of the Series A convertible preferred stock and exercise of the warrants in connection with the PIPE Offering was approved by our shareholders at our special meeting of shareholders in March 2022.

Potential Effects of the Authorized Share Amendment

The increase in the number of authorized shares of our common stock will not have any immediate effect on the rights of existing stockholders. However, because the holders of our common stock do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, voting rights of shareholders and could have a negative effect on the price of our common stock.

Our Board has not proposed the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of our company. Under certain circumstances, however, the additional authorized shares could be used in a manner that has an anti-takeover effect. For example, the additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of our company or could be issued to persons allied with the Board or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal.

Accordingly, if the authorized share increase is approved by shareholders, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder or group of holders of a large block of common stock, or the replacement or removal of one or more directors or members of management.

Appraisal or Dissenters’ Rights

Pursuant to the Minnesota Business Corporation Act (“MBCA”), our shareholders are not entitled to appraisal rights or dissenter’s rights with respect to the proposal to increase the number of authorized shares of our common stock.

Effectiveness of Amendment

If this Proposal is approved by our shareholders, the amendment to the Company’s Articles of Incorporation will become effective upon the filing of articles of amendment with the Minnesota Secretary of State or such later effective date and time as specified in the articles of amendment in accordance with Minnesota law.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3: AUTHORIZED SHARE AMENDMENT PROPOSAL

PROPOSAL NO. 4

APPROVAL OF 2022 Employee Stock Purchase Plan

On October 14, 2022, our Board of Directors, at the recommendation of the Compensation Committee, approved the Pineapple Energy Inc. 2022 Employee Stock Purchase Plan (the “ESPP”), and directed that the ESPP be submitted to our shareholders for approval. If the ESPP is approved at the 2022 Annual Meeting, it will become effective on that date. If the ESPP is not approved by shareholders, then the ESPP will not become effective.

The purpose of the ESPP is to encourage stock ownership by all eligible employees and to incent employees to remain in employment, improve operations, increase profits and contribute more significantly by providing them with a convenient means of purchasing shares of our common stock from time to time at a discount to market prices through the use of payroll deductions, subject to a maximum amount that an employee can purchase of $25,000 per calendar year pursuant to applicable law. The full text of the ESPP is contained in Appendix B to this proxy statement, and the material features of the ESPP are summarized below.

Administration

A committee (the “Committee”) consisting of not less than three directors or employees of the Company is authorized to administer the ESPP. The Committee will have full power and authority to adopt rules and procedures to administer the ESPP, interpret the provisions of the ESPP, and determine the terms and conditions of offerings under the ESPP.

All costs and expenses incurred for ESPP administration will be paid by the Company.

Share Reserve

Up to 200,000 shares of our common stock may be purchased by participants under the ESPP. In the event of any change to our outstanding common stock, such as a recapitalization, stock dividend, stock split or similar event, appropriate adjustments will be made to the number and class of shares available under the ESPP, the limit on the number of shares that a participant may purchase during any purchase period, and the number, class and purchase price of shares subject to purchase under any pending offering.

Eligibility and Participation

Employees of the Company, or any participating subsidiary, who are regularly scheduled to work at least 20 hours per week may participate in the ESPP (subject to potential exclusions imposed by the Company).

However, no employee who owns stock possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any of our subsidiaries may participate in the ESPP. The Committee may, consistent with the requirements of Section 423, impose additional eligibility requirements for individual offerings under the ESPP, such as excluding employees who have been employed for less than two years, seasonal employees, highly compensated employees, or employees who are citizens or residents of a foreign jurisdiction. As of October 10, 2022, we estimate that approximately 110 employees, including our three executive officers, would be eligible to participate in the ESPP.

Eligible employees may enroll in the ESPP during an enrollment period prior to a purchase period (referred to as a “Phase”) and will begin participating at the start of that Phase.

Phases

The ESPP will be carried out in Phases, each of which will consist of a single purchase period of the duration (up to 27 months) as the Board of Directors or Committee may determine. We expect that, if the ESPP is approved by shareholders, the Phases will generally be periods lasting between three to twelve months.

A participant who is employed by the Company as of the first day of a Phase will be granted an option as of such date to purchase a number of full shares of Company common stock through payroll withholding. At the end of each Phase, shares will be purchased based on payroll deductions accumulated during that Phase.

Stock Purchases and Purchase Price

As of the last day of each Phase, a participant’s option for the purchase of shares will be exercised automatically for a number of full shares of Company common stock which the accumulated payroll deductions in the participant’s account at that time will purchase at the applicable option price. Prior to the commencement of each Phase, the Board or the Committee will determine the option price per share for shares to be purchased at the end of that Phase, as a percentage of the fair market value of our common stock, which may not be less than 85% of such fair market value, on the date specified, such as the lesser of the value on the first day or the last day of the Phase, or the value on the last day of the Phase.

The fair market value of a share of our common stock on any relevant date under the ESPP will be deemed to be equal to the closing sale price per share on that date. The closing sale price of our common stock on October 10, 2022 was $4.40 per share, although the ESPP was not yet effective as of that date.

Payroll Deductions

Each participant may elect to have up to 20% of eligible compensation withheld as a payroll deduction per pay period with a minimum pay period deduction of $10. For purposes of the ESPP, except as otherwise defined by the Committee, eligible compensation means the cash compensation classified as base pay, and not including overtime, commissions, bonuses, disability payments, shift differentials, employer contributions to a 401(k) or other retirement plan, amounts deferred to a non-qualified deferred compensation plan, incentives, equity awards, reimbursements, expense allowances, fringe benefits and other similar payments, and including contributions made to a cafeteria plan maintained by the Company or a subsidiary, or under any qualified transportation fringe benefit plan, with such compensation determined as of the beginning of each Phase. If allowed by the Committee, participants may increase or decrease their payroll deductions during a Phase.

Special Limitations

The ESPP imposes certain limitations upon a participant’s right to purchase our common stock under the ESPP, including the following:

●	a participant may not be granted rights to purchase more than $25,000 worth of our common stock (valued at the time each purchase right is granted) for each calendar year in which such purchase rights are outstanding; and

●	no participant may purchase, during any Phase, more than the number of shares determined by dividing $25,000 by the fair market value on the first day of that Phase.

Withdrawal from the ESPP

A participant may, by written notice during a Phase, withdraw from the ESPP by complying with the rules set by the Committee, and his or her accumulated (but not yet invested) contributions to the ESPP will be refunded.

Termination of Employment

A participant’s purchase right will immediately terminate upon his or her termination of employment for any reason. Any payroll deductions that the participant may have made for the Phase in which such termination of employment occurs will be refunded and will not be applied to the purchase of common stock.

Shareholder Rights

No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights under the ESPP until the shares are actually purchased on the participant’s behalf through the ESPP and issued and delivered.

Transferability of Purchase Rights

No purchase rights under the ESPP will be assignable or transferable by the participant, except by will or the laws of descent and distribution.

Corporate Transactions

If we undergo a merger, consolidation or other reorganization, or sell all or substantially all our assets, each right to acquire shares on any purchase date scheduled to occur after the date of the consummation of the transaction may be continued or assumed or an equivalent right shall be substituted by the surviving or successor corporation or its parent or subsidiary, or our Board may terminate the ESPP or shorten the Phase then in progress by setting a new purchase date to occur prior to the transaction.

Share Proration

Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular purchase date exceed the number of shares remaining available for issuance under the ESPP at that time, the Committee shall make to each participant a pro rata allocation in a uniform and nondiscriminatory manner of the available shares, and the payroll deductions of each participant not used to purchase shares will be refunded.

Amendment and Termination

The ESPP may be terminated at any time by the Board and will terminate upon the date on which all shares remaining available for issuance under the ESPP are sold pursuant to exercised purchase rights. The Board may at any time amend or suspend the ESPP. However, the Board may not, without shareholder approval, amend the ESPP to effect any other change in the ESPP that would require shareholder approval under applicable law or exchange rules.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to participation in the ESPP. This summary assumes the ESPP qualifies as an “employee stock purchase plan” within the meaning of Code Section 423, is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Under a qualified Code Section 423 arrangement, no taxable income will be recognized by a participant, and no deductions will be allowed to the Company, upon either the grant or the exercise of purchase rights under the ESPP. Taxable income will not be recognized until either there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two years after the first day of the Phase in which such shares were acquired, or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing market price of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If a participant sells or otherwise disposes of the purchased shares more than two years after the first day of the Phase in which the shares were acquired and more than one year after the actual purchase date of those shares, or upon death, the participant or the participant’s estate will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the selling price of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the closing market price of the shares on the first day of the Phase in which the shares were acquired (or such purchase price discount provided by the Committee for the Phase, not to exceed 15%). Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

Plan Benefits

The benefits to be received by our officers and employees under the ESPP are not determinable because the amounts of future purchases by participants are based on elective participant contributions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 4: ESPP PROPOSAL

PROPOSAL NO. 5

proposal to amend the 2022 equity incentive PLAN

Overview

Proposal No. 5 is to approve an amendment to the Pineapple Energy Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”) to increase the number of shares of common stock authorized for issuance under the 2022 Equity Incentive Plan, and the number of shares that can be issued as incentive stock options under the 2022 Equity Incentive Plan, by 500,000 shares.

On January 24, 2022, our Board of Directors approved the 2022 Equity Incentive Plan, subject to shareholder approval, and on March 16, 2022, our shareholders approved the 2022 Equity Incentive Plan. The 2022 Equity Incentive Plan became effective on March 28, 2022.

After giving effect to the 1-for-4 reverse stock split on March 18, 2022, the number of shares of common stock that may be the subject of awards and issued under the 2022 Equity Incentive Plan, and the number of shares that may be issued as incentive stock options under the 2022 Equity Incentive Plan, is 750,000.

On October 14, 2022, our Board of Directors, based on the recommendation of the Compensation Committee, approved the following amendments to the 2022 Equity Incentive Plan, subject to shareholder approval:

●	an increase in the number of shares of common stock authorized for issuance under the 2022 Equity Incentive Plan from 750,000 to 1,250,000; and

●	an increase in the number of shares of common stock that can be issued as incentive stock options under the 2022 Equity Incentive Plan from 750,000 to 1,250,000;

(collectively, the “Plan Amendments”). A copy of the 2022 Equity Incentive Plan, as proposed to be amended, is attached to this proxy statement as Appendix C and is marked to show the proposed Plan Amendments.

Factors Considered in Setting Size of Requested Share Reserve Increase

The Compensation Committee believes the following are key reasons to vote in favor of the Plan Amendments:

●	Equity awards are a key part of our compensation program. We believe that equity compensation has been, and will continue to be, a critical component of our compensation package because it (i) contributes to a culture of ownership among our employees, directors and consultants, (ii) aligns our employees’ interests with the interests of our other shareholders, and (iii) preserves our cash resources. We compete for talent in an extremely competitive industry, often with larger companies with greater resources. We believe that our ability to compensate with equity awards is essential to our efforts to attract and retain top talent. Equity awards are an essential part of our compensation package, are central to our employment value proposition, and are necessary for us to continue competing for top talent as we grow.

●	Equity awards incentivize the achievement of key business objectives and increases in stockholder value. We believe that equity awards will continue to be critical to our success and that they play an important role in incentivizing employees across our company to achieve our key business objectives and drive increases in shareholder value.

●	The 2022 Equity Incentive Plan provides necessary flexibility to the Board. Specifically, the 2022 Equity Incentive Plan provides for the grant of non-qualified and incentive stock options, full value awards, and other stock-based incentive awards. The flexibility inherent in the plan permits the Board to change the type, terms and conditions of awards as circumstances may change. We believe that this flexibility and the resulting ability to more affirmatively adjust the nature and amounts of executive compensation are particularly important for a public company such as ours, given the volatility of the public markets and reactions to economic and world events. Equity compensation, which aligns the long-term interests of both executives and our shareholders, is an important tool for the Compensation Committee which without the shareholder approval of the Plan Amendments will not be available to our Compensation Committee in any meaningful way.

The Compensation Committee has recently reviewed the number of shares available for issuance under the 2022 Equity Incentive Plan, which was approximately 279,112 shares as of October 10, 2022. The Compensation Committee determined that such number would likely be insufficient to meet our anticipated ongoing retention and recruiting needs. Although the 2022 Equity Incentive Plan recently became effective in March 2022, the recent stock price of the Company has resulted in the number of full value shares subject to awards granted since the 2022 Equity Incentive Plan became effective being higher than originally anticipated, in order to provide the same value to grantees.

In setting the number of additional shares to be available for issuance under the Plan Amendments, we considered our estimated competitive usage needs going forward for existing employees and potential new hires for approximately the next one to three years, with such timing dependent on a variety of factors, including the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2022 Equity Incentive Plan could last for a shorter or longer time.

Based on these considerations, an additional 500,000 shares are being proposed to be made available for issuance under the 2022 Equity Incentive Plan, which the Compensation Committee believes represents an appropriate increase at this time.

As of October 10, 2022, our dilution (calculated as the number of shares available for grant under the 2022 Equity Incentive Plan divided by the total number of fully diluted shares outstanding) was approximately 3%. If the Plan Amendments are approved, the potential dilution from issuances authorized under the 2022 Equity Incentive Plan as of October 10, 2022 would increase to approximately 8%. While we acknowledge the potential dilutive effect of stock-based compensatory awards, the Board and the Compensation Committee believe that the performance and motivational benefits that can be achieved from offering such awards outweigh this potential dilutive effect.

The Compensation Committee believes that the ability to provide equity compensation to our executives and other employees and consultants has been, and will continue to be, essential to our ability to continue to attract, retain and motivate talented employees. The Compensation Committee believes that equity-based compensation is a key feature of a competitive compensation program. Further, equity-based compensation awards help align our employees’ and consultants’ interests with those of our stockholders.

Key Compensation Practices

The 2022 Equity Incentive Plan includes a number of features that we believe are consistent with the interests of our shareholders and sound corporate governance practices:

●	No Discounted Stock Options or SARs. Stock options and stock appreciation rights (“SARs”) may not be granted with an exercise price lower than the fair market value of the underlying shares on the date of grant.

●	No Repricings. The 2022 Equity Incentive Plan prohibits any stock option or stock appreciation right from being re-priced, replaced, re-granted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise or strike price, as applicable, for the shares underlying the option or stock appreciation right.

●	No “Evergreen” Provision. There is no “evergreen” feature pursuant to which the shares available for issuance under the 2022 Equity Incentive Plan can be automatically replenished.

●	No Liberal Share Recycling. The following shares will not be added back to the 2022 Equity Incentive Plan’s share reserve: any shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards; shares that we repurchase using option exercise proceeds; and shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise.

●	Minimum Vesting or Performance Period for All Awards. A minimum vesting or performance period of one year is prescribed for all awards, subject to limited exceptions.

●	No Transferability. Awards granted under the 2022 Equity Incentive Plan generally may not be transferred, except by will or the laws of descent and distribution, or if approved by the Committee, by gift to a family member, or pursuant to a qualified domestic relations order.

●	No Automatic Grants. The 2022 Equity Incentive Plan does not provide for “reload” or other automatic grants to participants.

●	No Tax Gross-ups. The 2022 Equity Incentive Plan does not provide for any tax gross-ups.

●	Limits on Dividends and Dividend Equivalents. The 2022 Equity Incentive Plan prohibits the payment of dividend equivalents on stock options and SARs, and requires that any dividends and dividend equivalents payable or credited on unvested awards other than options and SARs (“full value awards”) must be subject to the same restrictions and risk of forfeiture as the shares or share equivalents to which such dividends or dividend equivalents relate.

●	Compensation Recovery (“Clawback”). The 2022 Equity Incentive Plan provides that all awards granted under the 2022 Equity Incentive Plan will be and remain subject to any incentive compensation or clawback or recoupment policy that may be adopted by the Board or required by applicable law.

●	No Single Trigger Vesting upon a Change in Control. The 2022 Equity Incentive Plan provides for vesting of time-based equity awards or performance-based equity awards based on both (1) the occurrence of a change in control and (2) an accompanying involuntary termination of service without cause within 24 months after the change in control (unless the awards are not continued, assumed, or replaced in connection with a corporate transaction, in which case they will accelerate upon the change in control).

●	No Liberal Definition of “Change in Control.” No change in control would be triggered by shareholder approval of a business combination transaction, the announcement or commencement of a tender offer, or any board assessment that a change in control may be imminent.

Description of 2022 Equity Incentive Plan

The material features of the 2022 Equity Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2022 Equity Incentive Plan, which is attached to this proxy statement as Appendix C and is marked to show the proposed Plan Amendments.

Purpose of the Plan. The purpose of the 2022 Equity Incentive Plan is to assist the Company in attracting, retaining, motivating and rewarding certain key employees, officers, directors and consultants of the Company and its affiliates, promoting the creation of long-term value for the shareholders of the Company by closely aligning the interests of such individuals with those of our shareholders. The 2022 Equity Incentive Plan authorizes the award of stock-based incentives to selected employees, officers, directors and consultants of the Company to encourage such persons to expend the maximum effort in the creation of stockholder value.

Eligible Participants. Employees and officers of, and consultants and advisors to, the Company or any affiliate, as well as all non-employee directors of the Company, are eligible to receive awards under the 2022 Equity Incentive Plan. As of October 10, 2022, there were approximately 110 employees (including three executive officers) and six non-employee directors who are eligible to receive awards under the 2022 Equity Incentive Plan.

Administration. The 2022 Equity Incentive Plan is administered by the Compensation Committee (such committee being referred to throughout this section as the “Committee”). To the extent consistent with applicable law, the Committee may delegate its authority under the 2022 Equity Incentive Plan to any one or more of its members, or, with respect to awards to participants who are not themselves our directors or executive officers, to one or more of our other directors or executive officers or to a committee of the Board comprised of one or more directors. The Committee may also delegate non-discretionary administrative duties to other persons, agents or advisors.

The Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, the terms and conditions of the awards and the manner in which the awards are paid or settled. The Committee may also (i) adopt sub-plans or special provisions applicable to awards, (ii) cancel or suspend an award, accelerate the vesting or extend the exercise period of any award (subject to certain limitations), or otherwise amend the terms and conditions of outstanding awards to the extent permitted under the 2022 Equity Incentive Plan, (iii) establish, modify or rescind rules to administer the 2022 Equity Incentive Plan, interpret the 2022 Equity Incentive Plan and any related award agreement, reconcile any inconsistency, correct any defect or supply any omission in the 2022 Equity Incentive Plan, (iv) grant substitute awards under the 2022 Equity Incentive Plan, and (v) require or permit the deferral of the settlement of an award and establish the terms and conditions of any such deferral. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant whose rights would be materially adversely impaired by such an amendment must consent to it.

Subject to certain limits in the 2022 Equity Incentive Plan, the Committee may also establish sub-plans or modify the terms of awards under the 2022 Equity Incentive Plan with respect to participants who reside outside of the United States or are employed by a non-U.S. subsidiary in order to comply with local legal requirements or otherwise meet the objectives of the 2022 Equity Incentive Plan.

Except in connection with equity restructurings and corporate transactions for which share adjustments are specifically authorized, the 2022 Equity Incentive Plan prohibits the Committee from repricing any outstanding “underwater” option or SAR awards without the prior approval of our shareholders. For these purposes, a “repricing” includes amending the terms of an option or SAR award to lower the exercise price, canceling an option or SAR award in conjunction with granting a replacement option or SAR award with a lower exercise price, canceling an underwater option or SAR award in exchange for cash, other property or grant of a new full value award, or otherwise making an underwater option or SAR award subject to any action that would be treated under accounting rules as a “repricing.”

Available Shares and Limitations on Awards.

Currently, the number of shares of common stock that may be the subject of awards issued under the 2022 Equity Incentive Plan is 750,000. The Plan Amendments would increase that amount by an additional 500,000 shares. The 2022 Equity Incentive Plan also provides that any shares of common stock subject to an award that expires, is cancelled or forfeited, is settled for cash or otherwise does not result in the issuance of all of the shares of common stock subject to such award shall, to the extent of such cancellation, forfeiture, expiration, cash settlement or non-

issuance, again become available for awards under the 2022 Equity Incentive Plan. However, the 2022 Equity Incentive Plan provides that the following shares shall not again become available for awards or replenish the share reserve: (i) shares tendered (either actually or by attestation) by the participant or withheld by us in payment of the exercise price of a stock option, (ii) shares tendered (either actually or by attestation) by the participant or withheld by us to satisfy any tax withholding obligation with respect to an award, (iii) shares repurchased by us with proceeds received from the exercise of a stock option, and (iv) shares subject to a stock appreciation right award that are not issued in connection with the stock settlement of that award upon its exercise.

The aggregate value of stock-based awards granted under the 2022 Equity Incentive Plan to any non-employee director in respect of any calendar year with respect to their service as a non-employee director (excluding one-time awards made to a non-employee director in connection with their initial appointment to the Board, which may not exceed $500,000) may not exceed $500,000, determined based on the fair market value of such awards as of the date of grant for restricted stock, stock unit and other stock-based awards, and based on the grant date fair value for accounting purposes for stock options and stock appreciation rights.

Share Adjustment Provisions. If certain transactions with our shareholders occur that cause the per share value of the combined company’s common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the Committee will equitably adjust, to the extent it deems appropriate, (i) the class of shares issuable and the maximum number and kind of shares subject to the 2022 Equity Incentive Plan, (ii) outstanding awards as to the class, number of shares and price per share, and (iii) award limitations prescribed by the 2022 Equity Incentive Plan. Other types of transactions may also affect the common stock, such as reorganizations, mergers or consolidations. If there is such a transaction and the Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2022 Equity Incentive Plan, the Committee will make such adjustments as it may deem equitable.

Minimum Vesting Periods. Awards that vest based solely on the satisfaction of service-based vesting conditions are subject to a minimum vesting period of one year from the date of grant, and awards whose grant or vesting is subject to performance-based vesting conditions must be subject to a performance period of not less than one year. These minimum vesting and performance periods will not apply: (i) upon certain specified instances of a change in control, (ii) upon termination of service due to death or disability, (iii) to a substitute award that does not reduce the vesting period of the award being replaced, (iv) to awards granted in payment of or in exchange for other compensation that is already earned and payable, and (v) to awards involving an aggregate number of shares not in excess of 5% of the 2022 Equity Incentive Plan’s share reserve. For purposes of awards made to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the company’s shareholders to the date of the next annual meeting of the company’s shareholders.

Types of Awards. The 2022 Equity Incentive Plan permits us to award stock options, stock appreciation rights or “SARs”, restricted stock awards, stock unit awards and other stock-based awards to eligible recipients. These types of awards are described in more detail below.

Options. Employees of our company or any subsidiary may be awarded options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible recipient may be awarded options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described earlier. “Fair market value” under the 2022 Equity Incentive Plan as of any date means, if the shares of our common stock are readily tradable on an established securities market, then fair market value will be the closing sales price for a share of common stock on the principal securities market on which it trades on the date for which it is being determined, or if no sale of shares occurred on that date, on the next preceding date on which a sale of shares occurred, as reported by such principal securities market. The closing sale price of our common stock on October 10, 2022 was $4.40 per share

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding shares otherwise issuable to the participant upon exercise of the option or by delivery to the company of shares (by actual delivery or attestation) already owned by the participant (in either case, such shares having a fair market value as of the date the option is exercised equal to the purchase price of the shares being purchased).

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no option may have a term greater than 10 years from its date of grant. No dividends or dividend equivalents may be paid or credited with respect to shares subject to an option award.

The aggregate fair market value of shares of our common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as nonqualified stock options. The maximum number of shares that may be issued upon the exercise of incentive stock option awards under the 2022 Equity Incentive Plan is 750,000, and is proposed to be increased by an additional 500,000 shares pursuant to the Plan Amendments.

Stock Appreciation Rights. A SAR award provides the right to receive a payment from us, in the form of shares of our common stock, cash or a combination of both, equal to the difference between (i) the fair market value of a specified number of shares of our common stock on the date of exercise of the SAR, and (ii) the aggregate exercise price under the SAR of that number of shares of common stock. SARs will be subject to such terms and conditions, consistent with the other provisions of the 2022 Equity Incentive Plan, as may be determined by the Committee. The Committee will have the sole discretion to determine the form in which payment of SARs will be made to a participant.

The exercise price per share of common stock of a SAR award will be determined by the Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. A SAR award will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no SAR award may have a term greater than 10 years from its date of grant. No dividends or dividend equivalents may be paid or credited with respect to shares subject to a SAR award.

 Restricted Stock Awards. A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the Committee. Until an award vests, the shares subject to the award are subject to restrictions and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously employed by, or in the service of, us or a subsidiary of ours for a certain period or that we, or any of our subsidiaries or business units or the participant satisfy specified performance criteria.

Any dividends or distributions payable with respect to shares that are subject to the unvested portion of a restricted stock award will be subject to the same restrictions and risk of forfeiture as the shares to which such dividends or distributions relate. Participants are entitled to vote restricted shares prior to the time they vest.

Stock Unit Awards. A stock unit award is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times and in such installments as may be determined by the Committee. Until it vests, a stock unit award is subject to restrictions and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2022 Equity Incentive Plan, as may be determined by the Committee. The Committee may provide for the payment of dividend equivalents on stock unit awards and other stock-based awards, but any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying units or other share equivalents to which such dividend equivalents relate.

Other Stock-Based Awards. The Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the 2022 Equity Incentive Plan. The Committee has discretion in determining the terms and conditions of such awards.

Term of the 2022 Equity Incentive Plan. Unless terminated earlier, the 2022 Equity Incentive Plan will terminate on March 28, 2032. Awards outstanding under the 2022 Equity Incentive Plan at the time it is terminated will continue in accordance with their terms and the terms of the 2022 Equity Incentive Plan unless otherwise provided in the applicable agreements. The Board of Directors may suspend or terminate the 2022 Equity Incentive Plan at any time.

Amendment of the Plan. The Board of Directors may amend the 2022 Equity Incentive Plan from time to time, but no amendments to the 2022 Equity Incentive Plan will be effective without shareholder approval if such approval is required under applicable laws, regulations or stock exchange rules, including shareholder approval for any amendment that seeks to modify the prohibition on underwater option or SAR re-pricing discussed above.

Termination, suspension or amendment of the 2022 Equity Incentive Plan will not adversely affect any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.

Transferability of Awards. In general, no right or interest in any award under the 2022 Equity Incentive Plan may be assigned, transferred, exchanged or encumbered by a participant, voluntarily or involuntarily, except by will or the laws of descent and distribution. However, the Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a domestic relations order. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.

Change in Control. If a change in control of our company that involves a corporate transaction occurs, then the consequences will be as described below unless the Committee provides otherwise in an applicable award or other agreement with a participant. If outstanding awards are continued, assumed or replaced by the surviving or successor entity in connection with a corporate transaction, and if within twenty-four months after the corporate transaction a participant’s employment or other service is involuntarily terminated without cause, (i) each of the participant’s outstanding options and SARs will become fully vested and exercisable and will remain exercisable for one year, and (ii) each of the participant’s unvested full value awards will fully vest. To the extent vesting of any award continued, assumed or replaced is subject to satisfaction of specified performance goals, those goals shall be deemed to be achieved as of the date of the corporate transaction at the target level of performance and the vested portion of the award at that level of performance is proportionate to the portion of the performance period that has occurred up to the date of such termination of service.

If any outstanding award is not continued, assumed or replaced in connection with a change in control involving a corporate transaction, then (i) all outstanding options and SARs will become fully vested and exercisable for a period of time prior to the effective time of the corporate transaction and will then terminate at the effective time of the corporate transaction, and (ii) all full value awards will fully vest immediately prior to the effective time of the corporate transaction. For these purposes, a performance-based award will be considered fully vested at the target level of performance and the vested portion of the award at that level of performance is proportionate to the portion of the performance period that has elapsed prior to the corporate transaction. Alternatively, if outstanding awards are not continued, assumed or replaced, the Committee may elect to cancel such awards at or immediately prior to the effective time of the corporate transaction in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the consideration that would otherwise be received in the corporate transaction for the same number of shares over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment).

Unless otherwise provided in an applicable award agreement or another written agreement, in the event of a change in control of the company that does not involve a corporate transaction, if within twenty-four months after the change in control a participant’s employment or other service is involuntarily terminated without cause, (i) each of the participant’s outstanding options and SARs will become fully vested and exercisable and remain exercisable for one year, and (ii) each of the participant’s unvested full value awards will fully vest. For these purposes, a performance-based award will be considered fully vested at the target level of performance and the vested portion of the award at that level of performance is proportionate to the portion of the performance period that has elapsed prior to the participant’s termination of service.

For purposes of the 2022 Equity Incentive Plan, the following terms have the meanings indicated:

●	a “change in control” generally refers to the acquisition by a person or group of beneficial ownership of more than 50% of the combined voting power of our voting securities, our continuing directors ceasing to constitute a majority of the board of directors, or the consummation of a corporate transaction as defined below (unless immediately following such corporate transaction all or substantially all of our previous holders of voting securities beneficially own more than 50% of the combined voting power of the resulting entity in substantially the same proportions); and

●	a “corporate transaction” generally means (i) a sale or other disposition of all or substantially all of our assets, or (ii) a merger, consolidation, share exchange, or similar transaction involving us, regardless of whether we are the surviving entity.

Effect of Termination of Service. Unless otherwise set forth in an applicable award agreement or other written agreement, if a participant ceases to be employed by or provide other services to us and our affiliates, awards under the 2022 Equity Incentive Plan will be treated as set forth in the plan. Upon termination for cause or upon conduct that would constitute cause during any post-termination exercise period, all unexercised option and SAR awards and all unvested portions of any other outstanding awards will be immediately forfeited without consideration. If a participant’s service is terminated due to his or her death or disability, the currently vested and exercisable portions of option and SAR awards may be exercised for a period of one year after the date of such termination. Upon termination for any reason other than death, disability or cause, all unvested and unexercisable portions of any outstanding awards will be immediately forfeited without consideration and the currently vested and exercisable portions of option and SAR awards may be exercised for a period of three months after the date of such termination. However, if a participant thereafter dies during such three-month period, the vested and exercisable portions of the option and SAR awards may be exercised for a period of one year after the date of such termination.

Under the 2022 Equity Incentive Plan, “cause” is defined as, unless otherwise defined in a then-effective written agreement (including an award agreement), (i) the participant’s failure or refusal to perform satisfactorily the duties reasonably required (other than by reason of disability) in any material respect; (ii) the participant’s material violation of any law, rule, regulation, or court order, including any commission of, indictment for or conviction of any crime that constitutes a felony or other similar category of crime outside the United States; (iii) conduct of the participant, in connection with their employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of our company or any of our affiliates; (iv) a material violation of the policies applicable to the participant, including but not limited to, those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in the manuals or policy statements or any breach of any fiduciary duty or non-solicitation, non-competition or similar obligation owed to us; (v) the participant’s act(s) of gross negligence or willful misconduct in the course of their employment or service; or (vi) misappropriation by the participant of any assets or business opportunities of ours.

Clawback. The 2022 Equity Incentive Plan provides that, unless otherwise determined by the Committee or provided in an award agreement, all awards granted under the 2022 Equity Incentive Plan shall be and remain subject to any incentive compensation or clawback or recoupment policy currently in effect, as may be adopted by the Board or as may be required by applicable law, and, in each case, as may be amended from time to time.

Deferral of Payouts. The Committee may permit or require the deferral by a participant of the receipt of shares or cash in settlement of any full value award under the 2022 Equity Incentive Plan, and will prescribe the terms, conditions and procedures for such deferrals. Shares to effect the settlement of any such deferral will be drawn from and charged against the 2022 Equity Incentive Plan’s share reserve.

U.S. Federal Income Tax Consequences of Awards

The following is a summary of the principal United States federal income tax consequences to our company and to participants subject to U.S. taxation with respect to awards granted under the 2022 Equity Incentive Plan, based on current statutes, regulations and interpretations.

Non-Qualified Stock Options. If a participant is granted a non-qualified stock option under the 2022 Equity Incentive Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The combined company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

Incentive Stock Options. If a participant is granted an incentive stock option under the 2022 Equity Incentive Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the combined company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.

Other Awards. The current federal income tax consequences of other awards authorized under the 2022 Equity Incentive Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the 2022 Equity Incentive Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20 percent income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

New Plan Benefits

Because the Compensation Committee, in its discretion, will select the participants who receive awards and the timing, size and types of those awards, we cannot currently determine the awards that will be made to particular individuals or groups under the 2022 Equity Incentive Plan, as proposed to be amended, other than with respect to non-employee directors. Under the compensation program for our non-employee directors, each of our non-employee directors receives an annual award of restricted stock units with a value equal to $36,000.

For illustrative purposes only, the following table sets forth the awards received by the individuals and groups listed below under the 2022 Equity Incentive Plan through October 12, 2022:

Name	Number of Shares Subject to Awards (#)
Kyle Udseth	227,848
Kristin Hlavka	37,975
All current executive officers as a group	265,823
All non-employee directors as a group	91,140
All employees, other than executive officers, as a group	113,925

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 5: proposal to amend the 2022 Equity incentive plan

PROPOSAL no. 6

private placement proposal

Our common stock is currently listed on the Nasdaq Capital Market and, as such, we are subject to Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 5635(d) (“Rule 5635(d)”) requires us to obtain shareholder approval prior to the issuance of our common stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of common stock (and/or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding before the issuance. Shares of our common stock issuable upon the exercise or conversion of warrants, options, debt instruments or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances.

We may seek to raise additional capital to implement our business strategy and enhance our overall capitalization. We have not determined the particular terms for such prospective offerings. Because we may seek additional capital that triggers the requirements of Rule 5635(d), we are seeking shareholder approval now, so that we will be able to move quickly to take full advantage of any opportunities that may develop in the equity markets.

We hereby submit this Proposal No. 6 to our shareholders for their approval of the potential issuance of shares of our common stock, or securities convertible into our common stock, in one or more non-public capital-raising transactions, or offerings, subject to the following limitations:

●	the aggregate number of shares issued in the offerings will not exceed 6,700,000 shares of our common stock (including for this purpose shares issuable upon conversion or exercise of preferred stock, options, warrants, convertible debt or other securities convertible into or exercisable for common stock), subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions effected prior to the offerings;

●	the total aggregate consideration will not exceed $20.0 million;

●	the maximum discount at which securities will be offered (which may consist of a share of common stock and a warrant for the issuance of up to an additional share of common stock) will be equivalent to a discount of 20% below the market price of our common stock at the date of issuance in recognition that the historical volatility in the price of our common stock makes the pricing discount of our stock required by investors at any particular time difficult to predict at this time;

●	such offerings will occur, if at all, on or before the date that is three months following the date the Private Placement Proposal is approved by shareholders; and

●	such other terms as our Board of Directors shall deem to be in the best interests of the Company and its shareholders, not inconsistent with the foregoing.

The issuance of shares of our common stock, or other securities convertible into shares of our common stock, in accordance with any offerings would dilute, and thereby reduce, each existing shareholder’s proportionate ownership in our common stock. The shareholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the common stock.

The issuance of shares of common stock in one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

Our Board of Directors has not yet determined the terms and conditions of any offerings. As a result, the level of potential dilution cannot be determined at this time, but as discussed above, we may not issue more than 6,700,000 shares of common stock in the aggregate pursuant to the authority requested from shareholders under this proposal (subject to adjustment for any reverse stock split, and including for this purpose shares issuable upon conversion or exercise of preferred stock, options, warrants, convertible debt or other securities convertible into or exercisable for common stock). It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our common stock. This would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

We cannot determine what the actual net proceeds of the offerings will be until they are completed, but as discussed above, the aggregate dollar amount of the non-public offerings will be no more than $20.0 million.

If all or part of the offerings is completed, we expect the net proceeds will be used for potential acquisitions, working capital and general corporate purposes. We currently have no arrangements or understandings regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through any offerings.

Our Series A convertible preferred stock and the common stock warrants issued in the PIPE Offering have anti-dilution provisions that would increase the number of shares issuable upon conversion or exercise, and lower the conversion or exercise price, if we issue equity securities at a price less than the conversion or exercise price at the time of such issuance. The conversion price for the Series A convertible preferred stock and the exercise price for the warrants issued in the PIPE Offering is $13.60 as of October 13, 2022. Our closing price on the Nasdaq Capital Market on October 13, 2022 was $6.18 per share. As of October 13, 2022, the Series A convertible preferred stock is convertible into 2,352,941 shares of common stock and the PIPE Offering warrants are exercisable for 2,352,941 shares of common stock at $13.60 per share. If we were to engage in an offering of common stock priced at a 20% discount to our closing price on October 13, 2022 that triggers the anti-dilution provisions from the PIPE Offering, the Series A convertible preferred stock would be convertible into 6,477,733 shares of common stock and the PIPE Offering warrants would be exercisable for 6,477,733 shares of common stock at $4.94 per share.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECoMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 6: private placement proposal

PROPOSAL no. 7

RECLASSIFICATION AMENDMENT Proposal

Overview

We are asking our shareholders to approve an amendment to the Company’s Articles of Incorporation to eliminate from Article IX, Section 3 the requirement that any reclassification of securities or recapitalization or reorganization of the Company be approved by at least two-thirds (2/3) of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class. If this Reclassification Amendment Proposal is approved, instead of such two-thirds vote requirement, any such reclassification, recapitalization or reorganization would be subject to the affirmative vote of the holders of at least a majority of the outstanding shares of common stock.

A copy of Article IX, Section 3, with the proposed changes marked, is attached to this proxy statement as Appendix D. The proposed amendment would amend Article IX, Section 3 of our Articles of Incorporation by removing the text that is struck as follows:

“ARTICLE IX.

Business Combination

…………..

SECTION 3. In addition to any affirmative vote required by law or these Articles of Incorporation, the following shall require the affirmative vote of not less than two thirds (2/3) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class: (a) any sale, lease, mortgage, pledge, transfer, exchange or other disposition of all or substantially all of the property and assets of the corporation to any person; (b) ~~any reclassification of securities (including any combination of shares or reverse stock split), or recapitalization or reorganization of the corporation, or~~ any merger, consolidation or statutory exchange of shares of the corporation or any Subsidiary with any other corporation (other than a merger of a wholly owned Subsidiary of the corporation into the corporation or the merger of two or more wholly owned Subsidiaries of the corporation; (c) the adoption of plan or proposal for the liquidation or dissolution of the corporation; and (d) any agreement, contract or other arrangement or understanding providing for one or more of the foregoing.”

Reasons for the Recommendation of the Board of Directors

The proposed amendment is the result of the Board’s regular review of the Company’s corporate governance practices to consider whether such practices remain in the best interests of the Company and its shareholders. Supermajority vote requirements like the one contained in Article IX, Section 3 are intended to facilitate corporate governance stability and provide protection against self-interested action by large stockholders by requiring broad shareholder consensus to make certain fundamental changes. However, while such protections can be beneficial to shareholders, as corporate governance standards have evolved, many shareholders and commentators now view these provisions as limiting the Board’s accountability to shareholders and the ability of shareholders to effectively participate in corporate governance.

We believe it is more common for the types of events proposed to be eliminated from Section 3 (“any reclassification of securities (including any combination of shares or reverse stock split), or recapitalization or reorganization of the corporation”) to be subject to a majority vote standard than a supermajority vote standard, which would be the case if the Reclassification Amendment Proposal is approved.

In addition, the Reclassification Amendment Proposal would not impact the two-thirds vote requirement for other transactions and events referenced in Article IX, Section 3, including sales or transfers of all or substantially all of the assets of the Company, any merger, consolidation or exchange of shares with any other corporation and the adoption of a plan or proposal for the liquidation or dissolution of the Company, all of which would still be subject to the two-thirds vote requirement. Further, an 80% vote requirement would continue to apply to certain business combinations with interested shareholders, as detailed in the other sections of Article IX of our Articles of Incorporation.

Appraisal or Dissenters’ Rights

Pursuant to the MBCA, our shareholders are not entitled to appraisal rights or dissenter’s rights with respect to the proposal to increase the Reclassification Amendment Proposal.

Effectiveness of Amendment

If this Reclassification Amendment Proposal is approved by our shareholders, the amendment to our Articles of Incorporation will become effective upon the filing of articles of amendment with the Minnesota Secretary of State or such later effective date and time as specified in the articles of amendment in accordance with Minnesota law.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 7: RECLASSIFICATION AMENDMENT PROPOSAL

PROPOSAL No. 8
ADJOURNMENT PROPOSAL

We are asking shareholders to approve a proposal to permit us to adjourn or postpone the Annual Meeting for the purpose of soliciting additional proxies in the event that, at the Annual Meeting, there are insufficient votes to approve any of the proposals (the “Adjournment Proposal”).

In this Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning the Annual Meeting, and any later adjournments, to another time and place. If our shareholders approve the Adjournment Proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to a later date and use the additional time to solicit additional proxies in favor of the other proposals, including the solicitation of proxies from holders of our common stock that have previously voted against any of the proposals. If the Adjournment Proposal is approved, we could adjourn the Annual Meeting without a vote on the proposals even if we had received proxies representing votes against such proposal such that it would not be approved by the vote required and seek to convince the holders of those shares to change their votes to votes in favor of such proposal. If you have previously submitted a proxy on any proposal and wish to revoke it upon adjournment or postponement of the Annual Meeting, you may do so.

The length of time the Annual Meeting is adjourned or postponed will depend on the circumstances and will be determined by the Company. If the Annual Meeting is adjourned for more than 120 days after the date fixed for the original meeting date, we will be required to provide our shareholders with formal notice of the adjourned meeting.

Our Board of Directors believes that if the number of shares of our common stock present or represented at the Annual Meeting is insufficient to approve any of the other proposals, it is in the best interests of our shareholders to enable us, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve these proposals.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 8: ADJOURNMENT PROPOSAL

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth ownership of the Company’s common stock by (i) each person known by the Company to own of record or beneficially 5% or more of the Company’s common stock, (ii) each director of the Company, (iii) each of the Named Executive Officers of the Company, and (iv) all executive officers and directors of the Company as a group, in each case based upon information available as of September 30, 2022 (unless otherwise noted). Percentage ownership is based on 7,435,586 shares of our common stock outstanding as of September 30, 2022. Unless otherwise stated, the address of each person is 10900 Red Circle Drive, Minnetonka, MN 55343.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Outstanding
Northern Pacific Growth Investment Advisors, LLC (2) 318 East Lake Street, Suite 301 Wayzata, MN 55391	1,725,057	23.20%
Roger H.D. Lacey	43,663	*
Kyle Udseth	130,687	1.78%
Mark D. Fandrich (3)	15,450	*
Scott Fluegge (4)	12,476	*
Anita Kumar (5)	7,371	*
Marilyn Adler	0	*
Thomas J. Holland	22,620	*
Scott Honour	0	*
Randall D. Sampson (6)	313,122	4.21%
Michael R. Zapata	772	*
All executive officers and directors as of September 30, 2022 as a group (8 persons)	519,228	6.98%

*	Less than one percent

1.	There are no stock options, restricted stock units or other rights outstanding held by any of the directors or executive officers that vest within 60 days of September 30, 2022.

Includes the following number of shares allocated to the accounts of the following participants in the ESOP, as of September 30, 2022: Mr. Lacey, 2,441 shares; Ms. Hlavka, 2,380 shares; Ms. Kumar, 7,331.3198 shares, and all current directors and executive officers as a group,4,822 shares.

2.	Based on a Schedule 13D/A filed by Northern Pacific Growth Investment Advisors, LLC on October 11, 2022, reporting sole voting and sole dispositive power over 1,725,057 shares as of September 28, 2022.

The reporting person reported that 12,500 shares of common stock were held directly by the reporting person and the remaining 1,725,057 shares of common stock were held indirectly through Lake Street Solar LLC, of which 301,587 shares were being held in escrow by a third-party escrow agent, and will be distributed according to the terms of an escrow agreement.

3.	Mr. Fandrich resigned from the Company effective August 22, 2022. Information based on Form 4 filed on August 4, 2021, adjusted for the 1-for-4 reverse stock split on March 18, 2022.

4.	Information based on Form 4 filed on August 5, 2021, adjusted for the 1-for-4 reverse stock split on March 18, 2022.

5.	Ms. Kumar’s employment was terminated effective August 1, 2021 in connection with the closing of the E&S Sale Transaction. Information based on Ms. Kumar’s Form 4 filed on August 5, 2021, adjusted for the 1-for-4 reverse stock split on March 18, 2022.

6.	Mr. Sampson has or shares voting and dispositive power over: (i) 12,801 shares of common stock owned by Mr. Sampson individually; (ii) 6,337 shares of common stock owned jointly by Mr. Sampson and his spouse; (iii) 95,092 shares of common stock held by the Marian Arlis Sampson Revocable Trust, of which Mr. Sampson is the sole trustee; (iv) 9,430 shares of common stock held by the Marian Sampson IRA, of which Mr. Sampson is an attorney-in-fact authorized to act alone; (v) 170,333 shares of common stock held by Sampson Family Real Estate Holdings, LLC, of which Mr. Sampson is the sole manager; and (vi) 15,379 shares of common stock held by the Sampson Family Foundation, a charitable foundation of which Mr. Sampson is one of five directors. The two officers of the Sampson Family Foundation have the authority to vote and dispose of the shares of common stock held by the Sampson Family Foundation. Mr. Sampson is not an officer of the Sampson Family Foundation. Mr. Sampson disclaims beneficial ownership of all of the shares of common stock except those shares he holds individually or jointly with his spouse.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our shareholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Corporate Secretary, 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

OTHER MATTERS

Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies will be voted in accordance with the judgment of the persons acting as proxies.

By Order of the Board of Directors,

Roger H.D. Lacey, Chairman

APPENDIX A

PROPOSED AMENDMENT

TO THE FIRST SENTENCE OF ARTICLE V OF THE

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

PINEAPPLE ENERGY INC.

ARTICLE V.

Capital Stock

The authorized capital stock of this corporation shall be ~~Thirty Seven Million Five Hundred Thousand (37,500,000)~~ Seventy Five Million (75,000,000) shares of Common Stock of the par value of five cents ($.05) per share (the “Common Stock”) and Three Million (3,000,000) shares of Preferred Stock of the par value of One Dollar ($1.00) per share (the “Preferred Stock”).

APPENDIX B

PINEAPPLE ENERGY INC.

2022 EMPLOYEE STOCK PURCHASE PLAN

1.             Purpose of Plan. The purpose of this Pineapple Energy Inc. (hereinafter referred to as the “Company”) 2022 Employee Stock Purchase Plan (the “Plan”) is to encourage stock ownership by all eligible Employees of the Company and by eligible Employees of any Subsidiaries authorized by the Board of Directors to participate hereunder. The Plan is further intended to incent Employees to remain in employment, improve operations, increase profits, and contribute more significantly to the Company’s success by providing the employees of the Company and its participating Subsidiaries with a convenient means of purchasing shares of Company common stock from time to time at a discount to market prices through the use of payroll deductions. The Company intends that the Plan shall qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed in a manner consistent with the requirements of Code § 423 and the regulations thereunder.

2.             Administration.

(a)           The Plan shall be administered by a stock purchase committee (hereinafter referred to as the “Committee”) consisting of not less than three directors or employees of the Company, as designated by the Board of Directors of the Company (hereinafter referred to as the “Board of Directors”). The Board of Directors shall fill all vacancies in the Committee and may remove any member of the Committee at any time, with or without cause.

(b)           Unless the Board of Directors limits the authority of the Committee, the Committee shall be vested with full authority to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan. The Committee may delegate ministerial duties to such of the Company’s employees, outside entities and outside professionals as the Committee so determines. For all purposes of this Plan other than the Plan’s Section 2(b), references to the Committee shall also refer to the Board of Directors.

(c)           The Company shall pay all expenses of administering the Plan, other than costs associated with either any required tax withholding or the sale or other disposition of shares purchased under the Plan.

(d)           No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

3.             Duration and Phases of the Plan.

(a)           The Plan will become effective on the date it is approved by the shareholders of the Company, which approval must be within twelve (12) months of the date the Plan is adopted by the Board, and will terminate when all shares authorized for issuance under Section 9 of this Plan, are issued or at such earlier date as shall be determined by the Company’s Board of Directors, except that any Phase commenced prior to such termination shall, if necessary, be allowed to continue beyond such termination until completion. Notwithstanding the foregoing, any amendment of this Plan to increase the number of shares authorized for issuance under Section 9 of this Plan shall be considered of no force or effect and any options granted thereafter shall be considered null and void unless the holders of a majority of all the issued and outstanding shares of the common stock of the Company approve such amendment of the Plan within twelve (12) months after the date Section 9 is amended by the Board of Directors to increase the number of shares authorized for issuance.

(b)          The Plan shall be carried out in one or more phases, as determined by the Board of Directors or Committee, provided that no phase shall be for a period of longer than twenty-seven (27) months (“Phases”). Phases may run concurrently or overlap with any other Phase. The existence and date of commencement of a Phase (the “Commencement Date”) shall be determined by the Committee and shall terminate on a date (the “Termination Date”) determined by the Committee consistent with the limitations specified above. In the event all of the stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the commencement of one or more Phases scheduled by the Committee or the number of shares remaining is so small, in the opinion of the Committee, as to render administration of any succeeding Phase impracticable, such Phase or Phases shall be cancelled. Phases shall be numbered successively as Phase 1, Phase 2, Phase 3, etc.

(c)           In the event of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; or (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, each option pursuant to a Phase with a Termination Date that is scheduled to occur after the date of the consummation of such transaction may be continued or assumed or an equivalent right may be substituted by the surviving or successor corporation or a parent or subsidiary of such corporation, or the Board of Directors may elect to accelerate the Termination Date of any Phase. Subject to any required action by the shareholders, if the Company shall be involved in any merger or consolidation, in which it is not the surviving corporation, and if the Board of Directors does not accelerate the Termination Date of the Phase, each outstanding option shall pertain to and apply to the securities or other rights to which a holder of the number of shares subject to the option would have been entitled.

(d)           A dissolution or liquidation of the Company shall cause each outstanding option to terminate, provided that in such event, immediately prior to such dissolution or liquidation, each Participant shall be repaid the payroll deductions credited to the Participant’s account without interest.

4.             Eligibility. All Employees, as defined in Section 17 hereof, who are employed by the Company at least one day prior to the Commencement Date of a Phase shall be eligible to participate in such Phase. For any Phase, the Company may choose to further exclude one or more of the following categories of employees, so long as the exclusions are applied in an identical manner:

(a)           Employees employed less than two years.

(b)           Employees whose customary employment is not more than five months a calendar year.

(c)           Highly compensated employees (as defined in Treasury Reg. § 1.423-2(e)).

(d)           Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens).

5.             Participation.

(a)           Participation in the Plan is voluntary. An eligible Employee may elect to participate in any Phase of the Plan, and thereby become a “Participant” in the Plan, by completing the Plan payroll deduction form provided by the Company and delivering it to the Company or its designated representative during the enrollment period specified by the Committee, and no later than the day prior to the Commencement Date of that Phase.

(b)           Once enrolled in the Plan, a Participant will continue to participate in the Plan until the Participant withdraws from the Plan pursuant to Section 8(a), or until contributions are discontinued, or the Participant is no longer an eligible Employee pursuant to Section 8(e). A Participant who withdraws from the Plan pursuant to Section 8(a) or is no longer an eligible Employee pursuant to Section 8(e) may again become a Participant, if the Participant is then an eligible Employee, by proceeding as provided in Section 5(a) above, which shall be effective as of the next Commencement Date. A Participant whose payroll deductions were discontinued because of Section 7(a)(v)(A) will automatically resume participation at the Commencement Date of the next Phase of the Plan that ends in the next calendar year, if the Participant is then an eligible Employee at the same level as in effect at the time of the discontinuation.

6.             Payroll Deductions.

(a)           Upon enrollment, a Participant shall elect to make contributions to the Plan by payroll deductions in increments based on a dollar amount or percentage of Base Pay (rounded to whole dollar amounts and in amounts calculated to be as uniform as practicable throughout the period of the Phase), in the aggregate amount not in excess of 20% of such Participant’s Base Pay for the term of the Phase (or such other maximum percentage as the Committee may establish from time to time prior to the commencement of a Phase), nor in excess of the limit specified in Section 7(a)(v)(A) below. Payroll deductions for a Participant shall commence on the first payday after the Commencement Date of the Phase and shall terminate on the last payday immediately prior to or coinciding with the Termination Date of that Phase unless sooner terminated by the Participant as provided in Section 8 hereof. Except for payroll deductions, a Participant may not make any separate cash payments into the Participant’s account under the Plan. The minimum authorized payroll deduction is $10 per payroll period. Any election submitted shall remain in effect for subsequent Phases until the Plan is terminated or such Participant withdraws from the Plan, modifies his or her authorization, or ceases to be an Employee eligible to participate in the Plan.

(b)           In the event that the Participant’s Base Pay for any pay period is terminated or reduced from the Base Pay for such a period as of the Commencement Date of the Phase for any reason so that the amount actually withheld on behalf of the Participant as of the Termination Date of the Phase is less than the amount anticipated to be withheld over the Phase as determined on the Commencement Date of the Phase, then the extent to which the Participant may exercise the Participant’s option shall be based on the amount actually withheld on the Participant’s behalf. In the event of a change in the pay period of any Participant, such as from bi-weekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to ensure the deduction of the proper amount authorized by the Participant.

(c)           A Participant may withdraw from participation in the Phase and terminate the Participant’s payroll deduction authorized at such times as determined by the Committee and shall have the rights provided in Section 8.

(d)           All payroll deductions made for Participants shall be credited to their respective accounts under the Plan.

(e)           Except for the Participant’s right to discontinue participation in the Plan as provided in Paragraph 8, no Participant shall be entitled to increase or decrease the amount to be deducted in a given Phase after the Commencement Date unless the Committee in its discretion allows all Participants to increase or decrease their deductions during a particular Phase as communicated to Employees prior to the Commencement Date of a Phase.

7.             Options.

(a)           Grant of Option.

(i)	A Participant who is employed by the Company as of the Commencement Date of a Phase shall be granted an option as of such date to purchase a number of full shares of Company common stock to be determined by dividing the total amount to be credited to that Participant’s account under Section 6 hereof by the applicable option price set forth in Section 7(a)(ii) hereof, subject to the limitations of Sections 7(a)(v)(A), 7(a)(v)(B), 7(a)(v)(C) and 9 hereof.

(ii)	Prior to the commencement of a Phase, the Board or Committee shall determine the option price for shares of common stock to be purchased during that Phase, as a percentage of (i) the fair market value of such shares of common stock on the Termination Date of the Phase, which shall not be less than eighty-five percent (85%) of such fair market value, or (ii) the lower of (A) the fair market value of such shares of common stock on the Termination Date of the Phase, or (B) the fair market value of such shares of common stock on the on the Commencement Date, which shall not be less than eighty-five percent (85%) of the fair market values on the relevant date.

(iii)	The fair market value of a share of common stock of the Company means, as of any date, the closing sale price for a share on the principal securities market on which the shares trade on said date. In the absence of an established market for the shares, the fair market value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

(iv)	All Employees granted options pursuant to the Plan shall have the same rights and privileges, except as may be provided for in this Plan and pursuant to Treas. Reg. § 1.423-2(f). The Committee may impose uniform additional conditions and restrictions not inconsistent with Code § 423 with respect to all options granted during a Phase, including but not limited to restrictions on the hold and resale of shares received upon exercise of the option.

(v)	Anything herein to the contrary notwithstanding, no Employee shall be granted an option hereunder:

A.	Which permits the Participant’s rights to purchase shares of stock under all employee stock purchase plans of the Company, its Subsidiaries or its parent, if any, to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. In the case of shares purchased during a Phase that commenced in the current calendar year, the limit shall be equal to $25,000 minus the fair market value of the shares that the Participant previously purchased in the current calendar year under the Plan and all other employee stock purchase plans of the Company.

B.	Which permits the Participant’s rights to purchase the number of shares of stock under all employee stock purchase plans of the Company, its Subsidiaries or its parent, if any, that per Phase exceed the number of shares equal to Twenty-Five Thousand Dollars ($25,000) divided by the fair market value of the stock on the Commencement Date.

C.	If immediately after the grant such Participant would own and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or of any Subsidiary of the Company. For purposes of determining stock ownership under this Section, the rules of Code § 424(d) shall apply.

(vi)	The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(b)           Exercise of Option.

(i)	Unless a Participant gives written notice to the Company pursuant to Section 7(b)(ii) or Section 8 prior to the Termination Date of a Phase, the Participant’s option for the purchase of shares will be exercised automatically for the Participant as of such Termination Date for the purchase of the number of full shares of Company common stock which the accumulated payroll deductions in the Participant’s account at that time will purchase at the applicable option price set forth in Section 7(a)(ii), and subject to the limitations set forth in Sections 7(a)(v)(A), 7(a)(v)(B) and 9 hereof.

(ii)	A Participant may, by written notice to the Company at any time during the thirty (30) day period immediately preceding the Termination Date of a Phase, elect, effective as of the Termination Date of that Phase, to exercise the Participant’s option for a specified number of full shares less than the maximum number which may be purchased under the Participant’s option.

(iii)	As promptly as practicable after the Termination Date of any Phase, the Company will deliver to each Participant herein the common stock purchased upon the exercise of the Participant’s option. Any balance in Participant’s account not used for the purchase of common stock as of the Termination Date of a Phase shall be carried over (without interest) and credited to Participant’s account for the next Phase of the Plan, subject to Participant’s right to be paid such amount (without interest) in the event Participant subsequently withdraws from or terminates participation in the Plan as provided in Section 8.

(iv)	The Committee may appoint a registered broker dealer to act as agent for the Company in holding and performing ministerial duties in connection with the Plan, including, but not limited to, maintaining records of stock ownership by Participants and holding stock in its own name for the benefit of the Participants. No trust or escrow arrangement shall be expressed or implied by the exercise of such duties by the agent. A Participant may, at any time, request of the agent that any shares allocated to the Participant be registered in the name of the Participant, in which event the agent shall issue a certificate for the whole number of shares in the name of the Participant.

8.             Withdrawal or Termination of Participation.

(a)           A Participant may, at any time prior to the Termination Date of a Phase, discontinue making contributions and withdraw all payroll deductions then credited to the Participant’s account by giving written notice to the Company. Promptly upon receipt of such notice of withdrawal, all payroll deductions credited to the Participant’s account will be paid to the Participant without interest and no further payroll deductions will be made during that Phase. In such event, the option granted the Participant under that Phase of the Plan shall lapse immediately. Partial withdrawals of payroll deductions hereunder may not be made. A Participant who withdraws his or her payroll deductions pursuant to this Section 8(a) will no longer be a Participant in the Plan unless and until the individual, if he or she is then an eligible Employee, again becomes a Participant in the Plan by proceeding as provided in Section 5(a) above, which shall be effective as of the next Commencement Date. A Participant’s withdrawal of payroll deductions will not have any effect upon the Participant’s eligibility to participate in any succeeding Phase of the Plan or in any similar plan that may hereafter be adopted by the Company.

(b)           Notwithstanding the provisions of Section 8(a) above, if a Participant is obligated to file reports pursuant to Section 16 of the Securities Exchange Act of 1934 (whether at the commencement of a Phase or during a Phase) then such a Participant shall not have the right to withdraw all or a portion of the accumulated deductions except in accordance with Section 8(c) and (d) below.

(c)           In the event of the death of a Participant, the person or persons specified in Section 13 may give notice to the Company within sixty (60) days of the death of the Participant electing to purchase the number of full shares which the accumulated payroll deductions in the account of such deceased Participant will purchase at the option price specified in Section 7(a)(ii) and have the balance in the account distributed in cash without interest to the person or persons specified in Section 13. If no such notice is received by the Company within said sixty (60) days, the accumulated payroll deductions will be distributed in full in cash without interest to the person or persons specified in Section 13.

(d)           Upon termination of Participant’s employment for any reason other than death of the Participant, the payroll deductions credited to the Participant’s account without interest shall be returned to the Participant.

(e)           In the event the Participant ceases to be an eligible Employee, although still employed by the Company, the Participant shall be deemed to have discontinued participation in the Plan and all payroll deductions shall be discontinued. Participant shall have the right to purchase the number of full shares, which the accumulated payroll deductions in the Participant’s account as of the date the employee ceases to be an eligible Employee will purchase at the option price and time specified in Section 7 above. The balance remaining in Participant’s account after such purchase shall be distributed to Participant without interest.

(f)            The Committee shall be entitled to make such rules, regulations and determination as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine:

(i)	Whether or not any such leave of absence shall constitute a termination of employment for purposes of the Plan; and

(ii)	The impact, if any, of any such leave of absence on options under the Plan theretofore granted to any Participant who takes such leave of absence.

9.             Stock Reserved for Options. Two Hundred Thousand (200,000) shares of the Company’s $.05 par value common stock are reserved for issuance upon the exercise of options to be granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to options under the Plan.

(b)           If the total number of shares of Company common stock for which options are to be granted for a given Phase as specified in Section 7 exceeds the number of shares then remaining available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding) and if the Committee does not elect to cancel such Phase pursuant to Section 3, the Committee shall make a pro rata allocation of the shares remaining available in as uniform and equitable a manner as it shall consider practicable. In such event, the options to be granted and the payroll deductions to be made pursuant to the Plan which would otherwise be effected may, in the discretion of the Committee, be reduced accordingly. The Committee shall give written notice of such reduction to each Participant affected.

(c)           The Participant (or a joint tenant named pursuant to Section 9(d) hereof) shall have no rights as a shareholder with respect to any shares subject to the Participant’s option until the date until the Company delivers the shares of common stock purchased upon the exercise of the Participant’s option as provided in Section 7(b)(3). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Section 11 hereof.

(d)           The shares of Company common stock to be delivered to a Participant pursuant to the exercise of an option under the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Committee prior to the Termination Date of that Phase of the Plan, in the names of the Participant and one other person the Participant may designate as the Participant’s joint tenant with rights of survivorship, to the extent permitted by law.

10.           Accounting and Use of Funds. Payroll deductions for each Participant shall be credited to an account established for the Participant under the Plan. Such account shall be solely for bookkeeping purposes and no separate fund or trust shall be established hereunder and the Company shall not be obligated to segregate such funds. All funds from payroll deductions received or held by the Company under the Plan may be used, without limitation, for any corporate purpose by the Company.

11.           Adjustment Provisions.

 (a)          Subject to any required action by the shareholders of the Company, the number of shares covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company common stock resulting from a subdivision or consolidation of shares or the payment of a share dividend (but only on the shares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

(b)           In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

(c)           To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Committee, and its determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an “employee stock purchase plan” within the meaning of Code § 423.

(d)          Except as hereinbefore expressly provided in this Section 11, no Participant shall have any right by reason of any subdivision or consolidation of shares of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option.

12.           Non-Transferability of Options.

(a)           Options granted under any Phase of the Plan shall not be transferable except under the laws of descent and distribution and shall be exercisable only by the Participant during the Participant’s lifetime and after the Participant’s death only by the Participant’s beneficiary of the representative of the Participant’s estate as provided in Section 8(c) hereof.

(b)           Neither payroll deductions credited to a Participant’s account, nor any rights with regard to the exercise of an option or to receive common stock under any Phase of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Company may, at its option, treat such act as an election to withdraw funds in accordance with Section 8.

13.           Designation of Beneficiary.

(a)           A Participant may file a written (or if available electronic) designation of a beneficiary who is to receive any cash credited to the Participant’s account under any Phase of the Plan in the event of such Participant’s death prior to exercise of the Participant’s option pursuant to Section 9 hereof, or to exercise the Participant’s option and become entitled to any stock and/or cash upon such exercise in the event of the Participant’s death prior to exercise of the option pursuant to Section 7 hereof. The beneficiary designation may be changed by the Participant at any time by written notice (or if available electronic) to the Company.

(b)           Upon the death of a Participant and upon receipt by the Company of proof deemed adequate by it of the identity and existence at the Participant’s death of a beneficiary validly designated under the Plan, the Company shall in the event of the Participant’s death under the circumstances described in Section 8(c) hereof, allow such beneficiary to exercise the Participant’s option pursuant to Section 8(c) if such beneficiary is living on the Termination Date of the Phase and deliver to such beneficiary the appropriate stock and/or cash after exercise of the option. In the event there is no validly designated beneficiary under the Plan who is living at the time of the Participant’s death under the circumstances described in Section 8(c) or in the event the option lapses, the Company shall deliver the cash credited to the account of the Participant without interest to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Company, it may, in its discretion, deliver such cash to the spouse (or, if no surviving spouse, to any one or more children of the Participant). If no spouse or child is known to the Company, then to such relatives of the Participant known to the Company as would be entitled to such amounts, under the laws of intestacy in the deceased Participant’s domicile as though named as the designated beneficiary hereunder. The Company will not be responsible for or be required to give effect to the disposition of any cash or stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provision of any law concerning intestacy, or otherwise. No designated beneficiary shall, prior to the death of a Participant by whom the beneficiary has been designated, acquire any interest in any stock or in any option or in the cash credited to the Participant’s account under any Phase of the Plan.

14.           Amendment and Termination. The Plan may be terminated at any time by the Board of Directors provided that, except as permitted in Section 3(c) with respect to an acceleration of the Termination Date of any Phase, no such termination will take effect with respect to any options then outstanding. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Code § 423, or other applicable laws or regulations; provided, however, that no such amendment shall, without prior approval of the shareholders of the Company (1) increase the total number of shares for which options may be granted under the Plan (except as provided in Section 11 herein), (2) permit aggregate payroll deductions in excess of ten percent (10%) of a Participant’s compensation as of the Commencement Date of a Phase, (3) impair any outstanding option, (4) materially expand the class of individuals eligible to become Participants and receive options under the Plan, (5) materially increase the benefits accruing to Participants under the Plan or materially reduce the price at which shares of Common Stock may be purchased under the Plan, (6) expand the types of awards available for issuance under the Plan, or (7) change the sponsoring corporation or the stock available for purchase under the Plan; but only to the extent that shareholder approval is required by applicable law or listing requirements

15.           Notices. All notices or other communications in connection with the Plan or any Phase thereof shall be in the form specified by the Committee and shall be deemed to have been duly given when received by the Participant or the Participant’s designated personal representative or beneficiary or by the Company or its designated representative, as the case may be.

16.           Participation of Subsidiaries. The Board of Directors may from time to time, by written resolution, authorize the employees of any of its Subsidiaries to participate hereunder. Effective as of the date of coverage of any such Subsidiary, any references herein to the “Company” shall be interpreted as referring to such Subsidiary as well as to Pineapple Energy Inc. In the event that any Subsidiary which is covered under the Plan ceases to be a Subsidiary of Pineapple Energy Inc., the employees of such Subsidiary shall be considered to have terminated their employment for purposes of Section 8 hereof as of the date such Subsidiary ceases to be such a Subsidiary.

17.           Definitions.

(a)           “Base Pay” is the regular base pay for employment for each employee as annualized for a twelve (12) month period, excluding overtime, commissions, bonuses, disability payments, shift differentials, employer contributions to a 401(k) or other retirement plan, amounts deferred to a non-qualified deferred compensation plan, incentives, equity awards, reimbursements, expense allowances, fringe benefits and other similar payments, and including contributions made by the Participant to a cafeteria plan maintained by the Company or a Subsidiary, or under any qualified transportation fringe benefit plan, determined as of the Commencement Date of each Phase.

(b)           “Employee” shall mean any employee, including an officer, of the Company who as of the first day of the month immediately preceding the Commencement Date of a Phase is customarily employed by the Company for at least twenty (20) hours per week.

(c)           “Subsidiary” shall include any corporation defined as a subsidiary of the Company in Code § 424(f).

18.           Miscellaneous.

(a)           The Plan shall not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of stock under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an Employee’s employment at any time.

(b)           The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of such Employee.

(c)           As a condition of the obligations of the Company under this Plan, each Participant must, no later than the date as of which any part of the value of an option under this Plan first becomes includable as compensation in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such value. The Company or any Subsidiary, to the extent permitted by law, may deduct any such taxes from any payment of any kind otherwise due to the Participant. If the Committee permits, a Participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements under this Section by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the Participant, or (ii) delivering (including by attestation) to the Company from shares of stock already owned by the Participant, that number of shares having an aggregate fair market value equal to part or all of the tax payable by the Participant under the this Section, and in the event shares of stock are withheld, the amount withheld will not exceed the minimum required federal, state and FICA withholding amount. Any such election will be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

(d)           The law of the State of Minnesota will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

(e)           The offering of the shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with, the offering or the issue or purchase of the shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

(f)            It is intended that the Plan and any option granted under the Plan made to a person subject to Section 16 of the Securities Exchange Act of 1934 meet all requirements of Rule 16b-3. If any provisions of the Plan or any option granted under the Plan would disqualify the Plan or such option, or would otherwise not comply with Rule 16b-3, such provision or option shall be construed or deemed amended to conform to Rule 16b-3.

(g)           Notwithstanding any provision in this Plan to the contrary, payroll deduction elections and cancellations or amendments thereto, withdrawals decisions, beneficiary designations, and any other decision or election by a Participant under this Plan may be accomplished by electronic or telephonic means, which includes but is not limited to the Internet, and which are not otherwise prohibited by law and which are in accordance with procedures and/or systems approved or arranged by the Employer or its delegates.

APPENDIX C

PINEAPPLE ENERGY INC.
2022 EQUITY INCENTIVE PLAN

(As proposed to be amended December 7, 2022)

1.            Purpose. The purpose of the Plan is to assist the Company in attracting, retaining, motivating and rewarding certain key employees, officers, directors, and consultants of the Company and its Affiliates, promoting the creation of long-term value for shareholders of the Company by closely aligning the interests of such individuals with those of such shareholders. The Plan authorizes the award of stock based incentives to selected Service Providers to encourage such persons to expend the maximum effort in the creation of shareholder value.

2.            Definitions. In this Plan, the following definitions will apply.

       (a)           “Affiliate” means any entity that is a Subsidiary of the Company, or any other entity in which the Company owns, directly or indirectly, at least 20% of combined voting power of the entity’s Voting Securities and which is designated by the Committee as covered by the Plan.

       (b)           “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, or an Other Stock-Based Award.

       (c)           “Award Agreement” means the written or electronic agreement, notice or other document containing the terms and conditions applicable to each Award granted under the Plan, including all amendments thereto. An Award Agreement is subject to the terms and conditions of the Plan.

       (d)           “Board” means the Board of Directors of the Company.

       (e)           “Cause” means, unless otherwise defined in a then-effective written agreement (including an Award Agreement) between a Participant and the Company or any Affiliate, (i) the Participant’s failure or refusal to perform satisfactorily the duties reasonably required of the Participant by the Company (other than by reason of Disability) in any material respect; (ii) the Participant’s material violation of any law, rule, regulation, or court order, including any commission of, indictment for or conviction of any crime that constitutes a felony or other similar category of crime outside the United States (whether or not involving the Company or any of its Affiliates); (iii) conduct of the Participant, in connection with their employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or any of its Affiliates; (iv) a material violation of the policies of the Company or any of its Affiliates applicable to the Participant, including but not limited to, those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in the manuals or policy statements of the Company or any of its Affiliates or any breach of any fiduciary duty or non-solicitation, non-competition or similar obligation owed to the Company or any of its Affiliates; (v) the Participant’s act(s) of gross negligence or willful misconduct in the course of their employment or service with the Company and its Affiliates; or (vi) misappropriation by the Participant of any assets or business opportunities of the Company or any of its Affiliates. If, subsequent to the Participant’s termination of Services for any reason other than Cause it is discovered that the Participant’s Services could have been terminated for Cause, such Participant’s Services shall, at the discretion of the Committee, be deemed to have been terminated for Cause for all purposes under this Plan, and the Participant shall be required to repay to the Company all amounts they received in connection with Awards following such termination of Services that would have been forfeited under the Plan had such termination of Services been by the Company or its Affiliates for Cause. In the event that there is an Award Agreement or other then-effective written agreement between the Company or an Affiliate and a Participant otherwise defining Cause, “Cause” shall have the meaning provided in such agreement, and a termination of Services for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such other agreement are complied with.

       (f)           “Change in Control” means:

       (1) An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:

       (A)         any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing to the Company;

       (B)          any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the effective date of this Plan;

       (C)          any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of 50% or more of the Company’s Voting Securities; or

       (D)          with respect to any particular Participant, any acquisition of securities of the Company by the Participant, any Group including the Participant, or any entity controlled by the Participant or a Group including the Participant.

       If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of 50% or more of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred. Furthermore, a Change in Control will occur if a Person becomes the beneficial owner of more than 50% of the Company’s Voting Securities as the result of a Corporate Transaction only if the Corporate Transaction is itself a Change in Control pursuant to subsection (f)(3) of this definition.

       (2)           Individuals who are Continuing Directors cease for any reason to constitute at least a majority of the members of the Board.

       (3)           A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any Parent of such entity) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities.

       Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described herein unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

       (g)          “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations thereunder and any successor or similar statutory provisions.

       (h)          “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan, or, in the absence of any such committee, the Board. To the extent necessary to comply with applicable law (including any then-applicable stock exchange rules and regulations), any committee appointed by the Board to administer the Plan shall consist of two or more Non-Employee Directors designated by the Board, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3.

       (i)            “Company” means Pineapple Holdings, Inc. (formerly known as Communications Systems, Inc.), a Minnesota corporation, and any successor thereto.

       (j)            “Continuing Director” means an individual (i) who is, as of the effective date of the Plan, a director of the Company, or (ii) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s shareholders, was approved by at least a majority of the then Continuing Directors but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as the result of a proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle a proxy contest.

       (k)           “Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving entity.

       (l)            “Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).

       (m)          “Employee” means an employee of the Company or an Affiliate; provided that, for purposes of an Award that is intended to qualify as an Incentive Stock Option, “Employee” shall mean an employee of the Company or a Subsidiary.

       (n)          “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

       (o)          “Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.

       (p)          “Fair Market Value” means the fair market value of a Share determined as follows:

(i)         If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market in the United States on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported by such principal securities market; or

(ii)       If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

       (q)          “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

       (r)           “Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.

       (s)           “Non-Employee Director” means a member of the Board who is not an Employee.

       (t)           “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” or “NQSO” means an Option other than an Incentive Stock Option.

       (u)          “Other Stock-Based Award” means an Award described in Section 11 of this Plan.

       (v)          “Participant” means a Service Provider to whom a then-outstanding Award has been granted under the Plan.

       (w)         “Plan” means this Pineapple Holdings, Inc. 2022 Equity Incentive Plan, as amended and in effect from time to time.

       (x)           “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Award Agreement.

       (y)          “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services to the Company or any Affiliate or upon the entity to which the Service Provider provides services ceasing to be an Affiliate. Unless otherwise determined by the Committee, in the event that a Subsidiary to whom the Participant provides Services ceases for any reason to be an Affiliate of the Company, the Participant shall be deemed to have had a termination of Services for purposes of the Plan effective as of the date of such cessation. Except as otherwise provided in this Plan or any Award Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliate in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

       (z)           “Service Provider” means an Employee, a Non-Employee Director, or any natural person who is a consultant or advisor, or is employed by a consultant or advisor retained by the Company or any Affiliate, and who provides services to the Company or any Affiliate.

       (aa)         “Share” means a share of Stock.

       (bb)        “Stock” means the common stock, $0.05 par value per Share, of the Company.

       (cc)         “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

       (dd)        “Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Award Agreement.

       (ee)         “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

       (ff)          “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.

       (gg)        “Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.

3.             Administration of the Plan.

       (a)           Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

       (b)          Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

     (1)       determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

     (2)       cancelling or suspending an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 6(b), 15(d) and 15(e);

     (3)       adopting sub-plans or special provisions applicable to Awards, establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Award Agreement, reconciling any inconsistency, correcting any defect or supplying an omission in the Plan or any Award Agreement, and making all other determinations necessary or desirable for the administration of the Plan;

     (4)       granting Substitute Awards under the Plan;

     (5)       taking such actions as are provided in Section 3(c) with respect to Awards to foreign Service Providers; and

     (6)       requiring or permitting the deferral of the settlement of an Award, and establishing the terms and conditions of any such deferral.

       (c)           Awards to Foreign Service Providers. The Committee may grant Awards to Service Providers who are located outside of the United States, who are not United States citizens, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

       (d)           Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act in writing by a majority of the members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

       (e)           Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Award Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

       (f)            Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise.

4.             Shares Available Under the Plan.

       (a)           Maximum Shares Available. Subject to Sections 4(b), 4(c) and 4(d) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be ~~750,000~~ 1,250,000. Shares issued under the Plan may come from authorized and unissued shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

      (i)        Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of Shares could be received.

      (ii)       Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

      (iii)       Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

       (b)          Effect of Forfeitures and Other Actions. Any Shares subject to an Award that expires, is cancelled or forfeited, is settled for cash or otherwise does not result in the issuance of all of the Shares subject to such Award shall, to the extent of such cancellation, forfeiture, expiration, cash settlement or non-issuance, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished as provided in Section 4(c) below. The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan, and (iv) Shares subject to a stock appreciation right award issued under this Plan that are not issued in connection with the stock settlement of that award upon its exercise.

       (c)           Counting Shares Again Available. Each Share that again becomes available for Awards as provided in Section 4(b) shall correspondingly increase the share reserve under Section 4(a).

       (d)           Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals of such acquired company who were not Employees or Non-Employee Directors prior to such acquisition or combination.

       (e)           No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.

       (f)            Limits on Awards to Non-Employee Directors.

       (i)            The aggregate value of Awards granted under the Plan to any Participant who is a Non-Employee Director in any calendar year, solely with respect to his or her service as a Non-Employee Director on the Board, may not exceed $500,000 (based on the Fair Market Value of the Shares underlying the Award as of the Grant Date for Restricted Stock and Other Stock-Based Awards, and based on the Grant Date fair value for accounting purposes for Stock Options and Stock Appreciation Rights); and

       (ii)            the aggregate value of Awards granted under the Plan to any Non-Employee Director in connection with their initial appointment as a Non-Employee Director on the Board may not exceed $500,000 (based on the Fair Market Value of the Shares underlying the Award as of the Grant Date for Restricted Stock and Other Stock-Based Awards, and based on the Grant Date fair value for accounting purposes of Stock Options and Stock Appreciation Rights), which, for the avoidance of doubt, may be in addition to any Awards granted to such Participant under Sections 4(f)(i).

5.             Eligibility. Participation in the Plan is limited to Service Providers or prospective Service Providers conditioned upon such individual actually becoming an Employee, Non-Employee Director, or consultant eligible to be a Service Provider, respectively. Incentive Stock Options may only be granted to individuals who are Employees as of the Grant Date of the Incentive Stock Option.

6.             General Terms of Awards.

       (a)           Award Agreement. Each Award shall be evidenced by an Award Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. If an Award Agreement calls for acceptance by the Participant, the Award evidenced by the Award Agreement will not become effective unless acceptance of the Award Agreement in a manner permitted by the Committee is received by the Company within thirty (30) days of the date the Award Agreement is delivered to the Participant. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

       (b)          Vesting and Term. Each Award Agreement shall set forth the period until the applicable Award is scheduled to vest and, if applicable, expire (which shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6(b), the applicable vesting conditions and any applicable performance period. Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable Grant Date (during which no portion of the award may be scheduled to vest), and Awards whose grant or vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i)  a Change in Control as provided in Section 12(b)(2), 12(b)(4) or 12(c), (ii) a termination of Service due to death or Disability, (iii) to a Substitute Award that does not reduce the vesting period of the award being replaced, (iv) Awards made in payment of or exchange for other compensation already earned and payable, and (v) outstanding, exercised and settled Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 4(a). For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if runs from the date of one annual meeting of the Company’s shareholders to the date of the next annual meeting of the Company’s shareholders.

       (c)           Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Award Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

       (d)          Designation of Beneficiary. To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death. Any such designation shall be on a form approved by the Company and shall be effective upon its receipt by the Company.

(e)           Termination of Service. Unless otherwise provided in an applicable Award Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the stated expiration of an Option or SAR Award, as applicable):

     (1)       Upon termination of Service for Cause, or upon conduct during a post-termination exercise period that would constitute Cause, all unexercised Option and SAR Awards and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

     (2)       Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

     (3)       Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of three months after the date of such termination. However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination.

     (4)       Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such termination.

       (f)            Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

       (g)           Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. The Committee shall also have the authority to provide, in an Award Agreement or otherwise, for the modification of a performance period and/or adjustments to or waivers of the achievement of performance goals under specified circumstances such as (i) the occurrence of events that are unusual in nature or infrequently occurring, such as a Change in Control, an equity restructuring (as described in Section 12(a)), acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs, (ii) a change in applicable tax laws or accounting principles, or (iii) the Participant’s death or Disability.

(h)          Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award or Other Stock-Based Award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other Share equivalents to which such dividend equivalents relate. For the avoidance of doubt, no dividends or dividend equivalents that are accrued with respect to Shares that are subject to the unvested portion of a Restricted Stock Award or units or other Share equivalents subject to a Stock Unit Award or Other Stock-Based Award will be payable unless and until the corresponding portion of the Restricted Stock Award, Stock Unit Award or Other Stock-Based Award vests, unless expressly provided to the contrary by the Committee. The additional terms of any such dividend equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.

       (i)            Deferrals of Full Value Awards. The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and with the intention of complying with the applicable requirements of Code Section 409A. The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Award Agreement or in such other agreement, plan or document as the Committee may determine. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the amount of compensation that may or must be deferred (or the method for calculating the amount); (ii) the permissible time(s) and form(s) of payment of deferred amounts; (iii) the terms and conditions of any deferral elections by a Participant or of any deferral required by the Company; and (iv) the crediting of interest or dividend equivalents on deferred amounts. Unless otherwise determined by the Committee, to the extent that any such deferral is effected in accordance with a nonqualified deferred compensation plan, the Share equivalents credited to any such plan account of a Participant shall be deemed Stock Units for purposes of this Plan, and, if settled in Shares, such Shares shall be drawn from and charged against this Plan’s share reserve.

7.             Stock Option Awards.

       (a)           Type and Exercise Price. The Award Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Award Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424).

       (b)           Payment of Exercise Price. The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in either case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

       (c)            Exercisability and Expiration. Each Option Award shall be exercisable in whole or in part on the terms provided in the Award Agreement. No Option Award shall be exercisable at any time after its stated expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.

       (d)           Incentive Stock Options.

    (1)       An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee, and only to the extent that (i) it is so designated in the applicable Award Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non-Qualified Stock Option Award. The maximum number of Shares that may be issued as Incentive Stock Option Awards under the Plan shall be ~~750,000~~ 1,250,000, subject to adjustment as provided in Section 12(a). No Incentive Stock Option Awards may be granted more than ten years following the earlier to occur of (a) the date on which the Plan was adopted by the Board and (b) the Effective Date of the Plan.

    (2)       No Participant may receive an Incentive Stock Option Award under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary, unless (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (ii) such Award will expire no later than five years after its Grant Date.

    (3)        For purposes of continued Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

    (4)       No Incentive Stock Option Award may have a term of more than ten years following the Grant Date. If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422 (including, without limitation, the exercise periods that apply following the termination of a Participant’s Service), such Option shall thereafter be treated as a Non-Qualified Stock Option.

    (5)       The Award Agreement covering an Incentive Stock Option Award shall contain such other terms and provisions that the Committee determines necessary to qualify the Option Award as an Incentive Stock Option Award.

8.             Stock Appreciation Right Awards.

       (a)           Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award, an amount in cash and/or Shares equal to all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of an SAR issued in tandem with an Incentive Stock Option, Code Section 424).

       (b)           Exercise of SAR. Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Award Agreement. No SAR Award shall be exercisable at any time after its stated expiration. When a SAR Award is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Award Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Award Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.

9.             Restricted Stock Awards.

       (a)           Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion, subject to the requirements of Section 6(b). The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

       (b)           Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Except as otherwise provided in the Plan or an applicable Award Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.

10.           Stock Unit Awards.

       (a)           Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion, subject to the requirements of Section 6(b). If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Award Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

       (b)           Settlement of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be subject to additional vesting and forfeiture provisions, if so provided by the Committee in the applicable Award Agreement or otherwise) or a combination of cash and Shares as determined by the Committee.

11.           Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12.           Changes in Capitalization, Corporate Transactions, Change in Control.

       (a)           Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants.  In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan.  No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

       (b)           Corporate Transactions. Unless otherwise provided in an applicable Award Agreement or another written agreement between a Participant and the Company, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.

     (1)       Continuation, Assumption or Replacement of Awards. In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(4) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Section 409A (and Code Section 424 if the Award is an ISO), either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award.

    (2)       Acceleration. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, and (ii) all outstanding Awards (other than Options and SAR Awards) shall fully vest immediately prior to the effective time of the Corporate Transaction, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 12(b)(2) if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction. The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants. The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(b)(2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.

    (3)       Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3). The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b)(3). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant. With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award for purposes of this Section 12(b)(3) shall be the number of Shares as to which the Award would have been deemed “fully vested” for purposes of Section 12(b)(2). Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s shareholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s shareholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

    (4)       Termination after a Corporate Transaction. If and to the extent that Awards that are outstanding as of immediately prior to a Corporate Transaction that constitutes a Change in Control are continued, assumed or replaced under the circumstances described in Section 12(b)(1), and if within twenty-four months after such Corporate Transaction that constituted a Change in Control a Participant experiences an involuntary termination of Service for reasons other than Cause, then (i) such outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of employment, and (ii) any such equity-based awards other than Options and SAR Awards that are not yet fully vested shall immediately vest in full (with vesting in full for a performance-based award determined as provided in Section 12(b)(2), except that the proportionate vesting amount will be determined with respect to the portion of the performance period during which the Participant was a Service Provider).

       (c)           Other Change in Control. Unless otherwise provided in an applicable Award Agreement or another written agreement between a Participant and the Company, in the event of a Change in Control that does not involve a Corporate Transaction, if within twenty-four months after the Change in Control a Participant experiences an involuntary termination of Service for reasons other than Cause, then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of employment, (ii) subject to clause (iii) below, any Awards (other than Options or Stock Appreciation Rights) that are not yet fully vested shall immediately vest in full, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 12(c) if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has occurred up to the date of such Participant’s termination of Service.

       (d)           Dissolution or Liquidation. Unless otherwise provided in an applicable Award Agreement, in the event of a proposed dissolution or liquidation of the Company, an Award will terminate immediately prior to the consummation of such proposed action.

       (e)           Parachute Payment Limitation.

    (1)       Notwithstanding any other provision of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to a Participant or for the Participant’s benefit pursuant to the terms of this Plan or otherwise (“Covered

Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of the Code, and would, but for this Section 12(e) be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be payable either (i) in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax, whichever of the foregoing clauses (i) or (ii) results in the Participant’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax).

    (2)       Any such reduction shall be made in accordance with Section 409A of the Code and the following: (i) the Covered Payments which do not constitute deferred compensation subject to Section 409A of the Code shall be reduced first, and (ii) Covered Payments that are cash payments shall be reduced before non-cash payments, and Covered Payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date.

    (3)       If, notwithstanding the initial application of this Section 12(e), the Internal Revenue Service determines that any Covered Payment constitutes an “excess parachute payment” (as defined by Section 280G(b) of the Code), this Section 12(e) will be reapplied based on the Internal Revenue Service’s determination, and the Participant will be required to promptly repay the portion of the Covered Payments required to avoid imposition of the Excise Tax, if applicable after the reapplication of Section 12(e), together with interest at the applicable federal rate (as defined in Section 7872(f)(2)(A) of the Code) from the date of the Participant’s receipt of the excess payments until the date of repayment).

    (4)       Any determination required under this Section 12(e) shall be made in writing in good faith by the accounting firm which was the Company’s independent auditor immediately before the Change in Control (the “Accountants”), which shall provide detailed supporting calculations to the Company and the Participant as requested by the Company or the Participant. The Company and the Participant shall provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 12(e). The Company shall be responsible for all fees and expenses of the Accountants.

13.           Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Award Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

14.           Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the Participant to satisfy all or any part of the required tax withholding obligations (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant pursuant to the Award, or by transferring to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.

15.           Effective Date, Duration, Amendment and Termination of the Plan.

      (a)           Effective Date. As long as the Company’s shareholders have previously approved the Plan, the Plan shall become effective on the date of the closing of the merger between the Company’s subsidiary and Pineapple Energy LLC, a Delaware limited liability company, subject to such closing (the “Effective Date”). No Awards shall be made under the Plan prior to the Effective Date.

      (b)           Duration of the Plan. The Plan shall remain in effect until all Shares subject to it are issued, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the Effective Date of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination

Date shall continue to be outstanding in accordance with their terms and the terms of the Plan unless otherwise provided in the applicable Award Agreements.

      (c)           Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

      (d)          Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Award Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 16(i).

      (e)           No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Award (other than an Option or Stock Appreciation Right) at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s shareholders.

16.           Other Provisions.

      (a)           Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

      (b)           Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

      (c)           Compliance with Applicable Legal Requirements and Company Policies. No Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws.  Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 16(i).

      (d)           Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

      (e)           Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

      (f)            Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      (g)           Code Section 409A. It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Award Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Award Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

    (1)       If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;

    (2)       If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, and (iii) shall have any liability to any Participant for any such tax liabilities.

      (h)           Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 16(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

      (i)            Forfeiture and Compensation Recovery. Notwithstanding anything to the contrary contained herein, unless otherwise determined by the Committee or provided in an Award Agreement, all Awards granted under the Plan shall be and remain subject to any incentive compensation or clawback or recoupment policy currently in effect, as may be adopted by the Board or as may be required by applicable law, and, in each case, as may be amended from time to time. No such policy, adoption or amendment shall in any event require the prior consent of any Participant, and any Award Agreement may be unilaterally amended by the Committee to comply with any such compensation, clawback or recoupment policy. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates.

      (j)            Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this subsection by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company and its Affiliates held by such Participant, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of a Participant’s participation in the Plan, the Company and each of its Affiliates may transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and such Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

Approved by the Board of Directors: January 24, 2022
Approved by Shareholders: March 16, 2022
Effective Date: March 28, 2022

APPENDIX D

PROPOSED AMENDMENT

TO ARTICLE IX, SECTION 3 OF THE

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

PINEAPPLE ENERGY INC.

ARTICLE IX.

Business Combination

…………..

SECTION 3.     In addition to any affirmative vote required by law or these Articles of Incorporation, the following shall require the affirmative vote of not less than two thirds (2/3) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class: (a) any sale, lease, mortgage, pledge, transfer, exchange or other disposition of all or substantially all of the property and assets of the corporation to any person; (b) ~~any reclassification of securities (including any combination of shares or reverse stock split), or recapitalization or reorganization of the corporation, or~~ any merger, consolidation or statutory exchange of shares of the corporation or any Subsidiary with any other corporation (other than a merger of a wholly owned Subsidiary of the corporation into the corporation or the merger of two or more wholly owned Subsidiaries of the corporation; (c) the adoption of plan or proposal for the liquidation or dissolution of the corporation; and (d) any agreement, contract or other arrangement or understanding providing for one or more of the foregoing.

70

PRELIMINARY COPY, SUBJECT TO COMPLETION SCAN TO VIEW MATERIALS & VOTE PINEAPPLE ENERGY INC. SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945 w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 6, 2022 for shares held directly and by 11:59 p.m. Eastern Time on December 4, 2022 for shares held in the ESOP Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PEGY2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 6, 2022 for shares held directly and by 11:59 p.m. Eastern Time on December 4, 2022 for shares held in the ESOP Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D92013-P80594 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PINEAPPLE ENERGY INC. The Board of Directors recommends you vote FOR the election of each of the nominees as directors. 1. To elect the seven directors nominated by the Board of Directors (“Proposal No. 1”). For Withhold For All All All Except ! ! KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! Nominees: 01) 02) 03) 04) Marilyn Adler Thomas J. Holland Scott Honour Roger H.D. Lacey 05) 06) 07) Randall D. Sampson Kyle Udseth Michael R. Zapata For Against Abstain 7. The Board of Directors recommends you vote FOR Proposals No. 2 through 8 below. For Against Abstain 2. To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. ! 3. To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock to 75,000,000. ! ! ! 4. To approve the Pineapple Energy Inc. 2022 Employee Stock Purchase Plan. ! ! ! 5. To approve amendments to the Pineapple Energy Inc. 2022 Equity Incentive Plan to increase the number of authorized shares of common stock. ! ! ! 6. To approve the issuance of up to $20.0 million of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of up to 20% below the market price of the Company’s common stock in accordance with Nasdaq Listing Rule 5635(d). ! ! ! ! ! 8. To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to remove the supermajority voting requirement for reclassification of securities (including any combination of shares or reverse stock split), or recapitalization or reorganization of the Company. To approve one or more adjournments of the annual meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the annual meeting. NOTE: THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSALS 2 THROUGH 8. Please date and sign exactly as your name(s) appear(s) hereon, indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date ! ! ! ! ! !

PINEAPPLE ENERGY INC. ANNUAL MEETING OF SHAREHOLDERS December 7, 2022 9:00 a.m., Central Standard Time Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D92014-P80594 PINEAPPLE ENERGY INC. Proxy THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 7, 2022. The undersigned hereby appoints Kyle Udseth and Kristin Hlavka, or either of them, as proxies, with full power of substitution to vote all the shares of common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Pineapple Energy Inc., to be held through a virtual annual meeting that will be accessible at www.virtualshareholdermeeting.com/PEGY2022 to be held on December 7, 2022 at 9:00 a.m., CST, or at any adjournment thereof, upon any and all matters that may properly be brought before the meeting or at any adjournment thereof, hereby revoking all former proxies. (Continued and to be marked, dated and signed, on the other side)